               Proxy Statement Pursuant to Section 14(a) of the Securities
                                    Exchange Act of 1934

Filed by the Registrant    _X_
Filed by a Party other than the Registrant  ___

Check the appropriate box:

___        Preliminary Proxy Statement
_X_        Definitive Proxy Statement
___        Definitive Additional Materials
___        Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                     Southern California Edison Company
________________________________________________________________________
              (Name of Registrant as Specified in its Charter)

                               Kenneth S. Stewart
________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X_        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-
           6(j)(2)
___ $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
___ Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:

                   _____________________________________________________________

           2)      Aggregate number of securities to which transaction applies:

                   _____________________________________________________________


           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                   _____________________________________________________________

           4)      Proposed maximum aggregate value of transaction:

                   _____________________________________________________________

           Set forth the amount on which the filing fee is calculated and state how it is determined.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)      Amount Previously Paid:

                   _____________________________________________________________

           2)      Form, Schedule or Registration Statement No.:

                   _____________________________________________________________

           3)      Filing Party:

                   _____________________________________________________________

           4)      Date Filed:

                   _____________________________________________________________

                           Southern California Edison Company


                        Notice of Annual Meeting of Shareholders


                                            and


                                   Joint Proxy Statement






                                        Annual Meeting
                                        April 20, 1995

                              Southern California Edison Company
                             P.O. Box 800, 2244 Walnut Grove Avenue
                                    Rosemead, California 91770

                                                               March 6, 1995


DEAR SHAREHOLDER:

    You are invited to attend the annual meeting of shareholders of Southern California Edison Company ("Edison") on Thursday, April 20, 1995, at 10:00 A.M. This meeting will be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry,
California. The accompanying Joint Proxy Statement contains information about the matter to be considered at the annual meeting by the Edison shareholders. Edison's Annual Report to Shareholders for 1994 is furnished with the Joint Proxy Statement.

    As discussed in the Joint Proxy Statement, the only matter on the agenda to be presented at the annual meeting for your consideration is the election of the Directors who will be responsible for the direction of the affairs of Edison until the next annual meeting and until their successors are duly elected and qualified.

    Your Board of Directors and Management recommend that you vote "FOR" the nominees for Directors listed in the Joint Proxy Statement.

    Whether or not you expect to attend the annual meeting, it is important that your shares be represented at this meeting. Accordingly, we request that you complete, sign, date and return your proxy as soon as possible.

    Your continued interest in the business of Edison is appreciated.






                                                John E. Bryson
                                                John E. Bryson
                                             Chairman of the Board
                                         and Chief Executive Officer




                                    ---------
                                    IMPORTANT
                                    ---------

    In order to assure the presence of a quorum of shareholders at the annual meeting, please sign, date and mail the enclosed proxy promptly. Please sign (do not print) your name exactly as it appears on the enclosed proxy. When signing as attorney, executor, administrator, trustee or guardian, please include your full title. Please have an authorized officer whose title is indicated sign for corporations, charitable institutions and governmental units. For partnerships, please have a partner sign and indicate partnership status.

                       Southern California Edison Company
                      P.O. Box 800, 2244 Walnut Grove Avenue
                            Rosemead, California 91770

                =================================================
                               NOTICE OF ANNUAL MEETING
                              OF SHAREHOLDERS TO BE HELD
                                       APRIL 20, 1995
                =================================================

    The annual meeting of the shareholders of Southern California Edison Company ("Edison") will be held at 10:00 A.M. on Thursday, April 20, 1995, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, to consider and act upon the matter discussed in the accompanying Joint Proxy Statement as follows:

    Item No. 1.    Election of Directors--the names of the nominees for
                   Directors intended to be presented for election are as follows:

                        Howard P. Allen                   J. J. Pinola
                        John E. Bryson                    James M. Rosser
                        Winston H. Chen                   E. L. Shannon, Jr.
                        Camilla C. Frost                  Robert H. Smith
                        Joan C. Hanley                    Thomas C. Sutton
                        Carl F. Huntsinger                Daniel M. Tellep
                        Charles D. Miller                 James D. Watkins
                        Luis G. Nogales                   Edward Zapanta
                        Ronald L. Olson

and to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on March 3, 1995, are entitled to notice of and to vote at this annual meeting. The following individuals will be admitted to the meeting:

       1.     Shareholders of record, and their spouses;

       2. Individuals holding written proxies executed by shareholders of record on the record date;

       3. Shareholders who provide written verification from their brokerage firm that they owned stock held in the name of the brokerage firm (that is, stock held in so-called "street name") on the record date, and their spouses; and

       4.     Other individuals with the approval of the Secretary of Edison.

Dated March 6, 1995.

                                             For the Board of Directors,



                                             KENNETH S. STEWART, Secretary

                                      SCEcorp
                         SOUTHERN CALIFORNIA EDISON COMPANY

                         ======================================

                                 JOINT PROXY STATEMENT

                         ======================================

                              INTRODUCTION

    This Joint Proxy Statement is provided to the shareholders of SCEcorp and Southern California Edison Company ("Edison") in connection with their annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held at 10:00 A.M., Pacific Time, on Thursday, April 20, 1995, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California. The SCEcorp and Edison annual meetings will be held in conjunction with each other at the same time and location.

                           GENERAL INFORMATION

Solicitation of Proxies

    The Boards of Directors of SCEcorp and Edison are soliciting proxies hereunder for use at their annual meetings, and forms of proxy are being provided with this Joint Proxy Statement. This Joint Proxy Statement, the enclosed forms of proxy and the respective Annual Reports to Shareholders for 1994 are being distributed together beginning March 6, 1995 to shareholders of SCEcorp and Edison.

    The costs of solicitations of proxies will be borne by SCEcorp and Edison. Directors, officers and other employees of Edison may, without additional compensation (except for customary overtime pay, when applicable), solicit proxies by mail, in person or by telecommunication. Brokers, fiduciaries, custodians and other nominees will be reimbursed for reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of SCEcorp and Edison stock. In addition, D.F. King & Co., Inc. (1-800-669-5550) will assist SCEcorp and Edison in the solicitation of proxies for an aggregate fee estimated not to exceed $20,000 plus reasonable out-of-pocket expenses.

Record Date and Voting Securities

    The Boards of Directors of SCEcorp and Edison have fixed the close of business on March 3, 1995 as the record date for the determination of holders of SCEcorp and Edison voting securities entitled to notice of and to vote at their respective annual meetings. As of February 11, 1995, there were 447,799,172 shares of Common Stock, without par value, of SCEcorp ("SCEcorp Common Stock"), outstanding and entitled to vote, and 434,888,104 shares of Common Stock, without par value, of Edison ("Edison Common Stock"), 11,350,198 shares of Cumulative Preferred Stock, $25 par value, of Edison ("Edison Cumulative Preferred Stock"), and 3,500,000 shares of $100 Cumulative Preferred Stock, $100 par value, of Edison ("Edison $100 Cumulative Preferred Stock"), outstanding and entitled to vote.

Voting Rights

    Each share of SCEcorp Common Stock is entitled to one vote. Each share of Edison Cumulative Preferred Stock is entitled to six votes, each share of Edison $100 Cumulative Preferred Stock is entitled to two votes and each share of Edison Common Stock is entitled to one vote. Shares represented by executed proxies received by SCEcorp or Edison, respectively, prior to their annual meetings will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

    Any SCEcorp or Edison shareholder who executes and returns a proxy has the power to revoke such proxy at any time before it is voted by filing, with the Secretary of SCEcorp, at 2244 Walnut Grove Avenue, P.O. Box 999, Rosemead, California 91770, or the Secretary of Edison, at 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, California 91770, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meetings. Attendance at the annual meetings will not in and of itself constitute revocation of a proxy.

    Attendance at the annual meetings is limited to those individuals described in the letter from the Secretary at the front of this Joint Proxy Statement. A shareholder of SCEcorp and/or Edison that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the annual meetings.

    The SCEcorp Board and the Edison Board respectively recommend the election of the SCEcorp and Edison Boards' nominees for Directors.

    The SCEcorp Board recommends that the SCEcorp shareholders vote AGAINST adoption of the shareholder proposal regarding discretionary voting of proxies. This matter is to be voted on by the SCEcorp shareholders only.


         ITEM NO. 1 -- ELECTION OF DIRECTORS OF SCEcorp AND EDISON

Nominees for Election as Directors

    Seventeen Directors are to be elected to each of the SCEcorp and Edison Boards to hold office until the next annual meetings or until their successors are elected and qualified. The seventeen SCEcorp nominees for Directors and the seventeen Edison nominees for Directors receiving the highest number of affirmative votes shall be elected to the SCEcorp Board and Edison Board, respectively. Unless authority to vote is withheld or another contrary instruction is indicated, signed proxies received will be voted for the election of the SCEcorp and Edison Boards' nominees for Directors. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a Director, and the size of the SCEcorp and Edison Boards is not reduced accordingly, the proxyholders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes cast against a Director and votes withheld have no legal effect. The nominees for Directors of SCEcorp and Edison are the same. A brief biography of each nominee is presented below.

HOWARD P. ALLEN, Chairman of the Executive Committees and Consultant to SCEcorp and Edison, has been a Director of Edison since 1980, a Director of SCEcorp since 1988, Chairman of the Executive Committees since 1989, and a consultant to both companies since 1990. Mr. Allen joined Edison in 1954, following service as Assistant Dean and Assistant Professor of Law at Stanford Law School. He was elected Vice President in 1962, Senior Vice President in 1971, Executive Vice President in 1973, President in 1980, Chairman of the Board and Chief Executive Officer in 1984, and was re-elected President in 1987. He was elected Chairman of the Board, President and Chief Executive Officer of SCEcorp in 1988, and served in this position for both companies until his retirement in 1990. Mr. Allen is a Director of AMR Corporation, American Airlines, Inc., Computer Sciences Corporation, The Parsons Corporation, The Ralph M. Parsons Co., The Presley Companies, and Trust Company of the West. He is a graduate of Pomona College and Stanford Law School. Age 69.

Member of the executive (Chairman) and the finance committees of SCEcorp and Edison


JOHN E. BRYSON, Chairman of the Board and Chief Executive Officer of SCEcorp and Edison, and Chairman of The Mission Group (a nonutility subsidiary of SCEcorp), has been a Director of SCEcorp and Edison since 1990. Mr. Bryson joined Edison in 1984 as Senior Vice President. He was elected Executive Vice President and Chief Financial Officer of Edison in 1985, Executive Vice President and Chief Financial Officer of SCEcorp in 1988, and was elected to his present positions in 1990. Immediately prior to joining Edison, Mr. Bryson was a partner in the law firm of Morrison
& Foerster. From 1979 through 1982, Mr. Bryson served as President of the California Public Utilities Commission and earlier served as Chairman of the California State Water Resources Control Board. He is a Director of First Interstate Bancorp, Pacific American Income Shares, Inc., and The Times Mirror Company, and a Trustee of Stanford University. He is a graduate of Stanford University and Yale Law School. Age 51.

Member of the executive committees of SCEcorp and Edison
<PAGE 2>

WINSTON H. CHEN, Chairman of Paramitas Foundation, a non-profit charitable corporation, and Chairman of Paramitas Investment Corporation, is being nominated for the first time as a Director of SCEcorp and Edison. Mr. Chen was Chairman of the Board of Solectron Corporation, an electronic manufacturing service company in Milpitas, California, until 1994. He joined Solectron in 1978 as President and was elected Chief Executive Officer in 1984 and Chairman of the Board in 1990. Solectron won the Malcolm Baldrige National Quality Award in 1991 and was awarded the Governor's Golden State Quality Award in 1994. He is a Director of Intel Corporation, Solectron Corporation and Megatest Corporation. He is also a trustee of Stanford University and Santa Clara University, and serves on the Engineering Advisory Committee of the National Science Foundation. He received his M.S. and Ph.D. degrees from Harvard University. Age 53.


CAMILLA C. FROST, Trustee of the Chandler Trusts 1 and 2 and a Director and Secretary-Treasurer of Chandis Securities Company (Chandler Family Holding Company), has been a Director of Edison since 1985 and a Director of SCEcorp since 1988. Mrs. Frost has been associated with the Los Angeles County Museum of Art since 1960, was elected President of the Board of Trustees in 1978, served as Chairman of the Board from 1982 to 1986, and served as Chairman of the Executive Committee from 1986 to 1990. Mrs. Frost has held her present positions at Chandler Trusts and Chandis Securities Company since 1975. She is a Trustee of the California Institute of Technology and Wellesley College. Mrs. Frost is a graduate of Wellesley College. Age 69.

Member of the compensation and executive personnel and the nominating committees of SCEcorp and Edison


JOAN C. HANLEY, General Partner of Miramonte Vineyards, has been a Director of Edison since 1980 and a Director of SCEcorp since 1988. Mrs. Hanley has served as General Partner and Manager of Miramonte Vineyards since 1973. She was formerly a Public Affairs Consultant for Monaghan Company-Long Point (a land development company) during 1990 and 1991. She is a Director of California Agricultural Education Foundation and a Trustee of Pomona College. Mrs. Hanley is a graduate of the University of Washington. Age 62.

Member of the audit and the finance committees of SCEcorp and Edison


CARL F. HUNTSINGER, General Partner of DAE Limited Partnership, Ltd. (agricultural management), has been a Director of Edison since 1983 and a Director of SCEcorp since 1988. Mr. Huntsinger has held his present position at DAE Limited Partnership, Ltd. since the dissolution of DAE Holding, Inc. in 1986, after having served as President, Chief Executive Officer and Director of DAE Holding since 1979. He served as President of VETCO from 1968 to 1974, and as President of Blue Goose Growers, Inc., from June 1983 to April 1984. Mr. Huntsinger is a graduate of the Massachusetts Institute of Technology. Age 65.

Member of the audit and the finance committees of SCEcorp and Edison


CHARLES D. MILLER, Chairman of the Board and Chief Executive Officer of Avery Dennison Corporation (manufacturer of self-adhesive products), formerly Avery International Corporation, has been a Director of Edison since 1987 and a Director of SCEcorp since 1988. Mr. Miller joined Avery Dennison in 1964 and was elected President and Chief Operating Officer in 1975, President and Chief Executive Officer in 1977, and to his present position in 1983. He has been a Director of Avery Dennison since 1975.
He is a Director of Great Western Financial Corporation, Nationwide Health Properties, Inc., Pacific Mutual Life Insurance Company, and a member of the Advisory Board of Korn/Ferry International. Mr. Miller is a graduate of Johns Hopkins University. Age 67.

Member of the audit and the compensation and executive personnel committees (Chairman) of SCEcorp and Edison
<PAGE 3>

LUIS G. NOGALES, President of Nogales Partners (media acquisition firm), has been a Director of Edison and SCEcorp since 1993. Mr. Nogales joined his present company in 1990, and was formerly a general partner of Nogales Castro Partners, Inc. (media acquisition firm) from 1989 to 1990, President of Univision (predominant Spanish language television network) from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a Director of Adolph Coors Company, Portland Radio, Inc., Redlands Radio, Inc., Maryville Radio, Inc., Roseville Radio, Inc., San Bernardino Radio, Inc., and a Trustee of Stanford University and The Ford Foundation. He is a graduate of San Diego State University and Stanford Law School. Age 51.

Member of the compensation and executive personnel and the finance committees of SCEcorp and Edison.


RONALD L. OLSON, Senior Partner of the law firm of Munger, Tolles and Olson, is being nominated for the first time as a Director of SCEcorp and Edison. Mr. Olson joined Munger, Tolles and Olson in 1968 after serving as a law clerk to United States Court of Appeals Judge David L. Bazelon. He is a Director of Pacific American Income Shares, Inc., and Western Asset Trust, Inc. Mr. Olson also serves as a director of several non-profit organizations, including the Claremont University Center and Graduate School, Rand Corporation and the Skid Row Housing Trust. Mr. Olson is a graduate of Drake University and University of Michigan Law School and holds a Diploma in Law from Oxford University. Age 53.


J. J. PINOLA, Retired Chairman of the Board and Chief Executive Officer of First Interstate Bancorp, has been a Director of Edison since 1985 and a Director of SCEcorp since 1988. Mr. Pinola joined First Interstate Bank of California as President, Chief Operating Officer and a Director in 1976 and served as Chairman of the Board and Chief Executive Officer of First Interstate Bancorp from 1978 until his retirement in 1990. He is a Director of First Interstate Bancorp and First Interstate Bank of California. Mr. Pinola is a graduate of Bucknell University and has completed studies at Dartmouth College and Harvard University. Age 69.

Member of the compensation and executive personnel and the nominating committees of SCEcorp and Edison


JAMES M. ROSSER, President of California State University, Los Angeles ("CSULA"), has been a Director of Edison since 1985 and a Director of SCEcorp since 1988. Dr. Rosser has held his present position at CSULA since 1979 following service as Vice Chancellor of the Department of Higher Education for the State of New Jersey from 1974 to 1979 and Associate Vice Chancellor for Academic Affairs at the University of Kansas from 1970 to 1974. He is a Director of Fedco, Inc., Sanwa Bank California, the American Council for the Arts, the Los Angeles Urban League, and the Los Angeles Philharmonic Association. In addition, he is a member and Vice Chair of the National Science Foundation Directorate for Education and Human Resources Advisory Committee. He is also a Board Member and past President of the Los Angeles Area Council of the Boy Scouts of America. Dr. Rosser holds three degrees from Southern Illinois University. Age 55.

Member of the finance and the nominating committees of SCEcorp and Edison


E. L. SHANNON, JR., Retired Chairman of the Board of Santa Fe
International Corporation, has been a Director of Edison since 1977 and a Director of SCEcorp since 1988. Mr. Shannon joined Santa Fe
International Corporation in 1953, was elected President and Chief Executive Officer in 1962 and served as Chief Executive until his retirement in 1991. He served as non-executive Chairman until 1993. He is currently engaged in investing and ranching. Mr. Shannon is a graduate of the University of California, Berkeley. Age 68.

Member of the compensation and executive personnel and the executive committees of SCEcorp and Edison
<PAGE 4>

ROBERT H. SMITH, Managing Director, Smith and Crowley, Inc. (merchant banking), has been a Director of Edison since 1987 and a Director of SCEcorp since 1988. Mr. Smith was Chairman of the Board and Chief Executive Officer of Security Pacific Corporation until 1992. He joined Security Pacific National Bank in 1961, and was elected Executive Vice President in 1980, Vice Chairman of Security Pacific Corporation and Security Pacific National Bank in 1984, President, Chief Executive Officer and Director of Security Pacific National Bank in 1987, and assumed his former positions at Security Pacific Corporation in 1990. He is a Director of the J. G. Boswell Company, Oasis Residential, Inc., and Pinkerton, Inc., and a Trustee of the University of Santa Clara and the University of Southern California. He is a graduate of the University of Southern California and holds a Law Degree from Van Norman University.
Age 59.

Member of the executive and the nominating committees of SCEcorp and Edison


THOMAS C. SUTTON, Chairman of the Board and Chief Executive Officer, Pacific Mutual Life Insurance Company, is being nominated for the first time as a Director of SCEcorp and Edison. Mr. Sutton joined Pacific Mutual in 1965 and was elected President in 1987. He was elected to his present position in 1990. He is a Director of Newhall Land & Farming Company and PIMCO Advisors, L.P. He is also Chairman of Health Insurance Association of America and a Director of the Orange County Performing Arts Center. Mr. Sutton is a graduate of the University of Toronto. Age 52.


DANIEL M. TELLEP, Chairman of the Board and Chief Executive Officer of Lockheed Corporation (aerospace industry), has been a Director of Edison and SCEcorp since 1992. Mr. Tellep joined Lockheed Missiles & Space Company ("LMSC"), a wholly-owned subsidiary of Lockheed Corporation, in 1955. He was elected Vice President and Assistant General Manager of LMSC in 1975, Executive Vice President of LMSC in 1983, Vice President of Lockheed Corporation in 1983, President of LMSC in 1984, Group President of Lockheed Missiles and Space Systems (another subsidiary of Lockheed Corporation) in 1986, a Director of Lockheed Corporation in 1987, and President of Lockheed Corporation in 1988. Mr. Tellep was elected to his present position in 1989. He is a Director of First Interstate Bancorp. He holds two degrees from the University of California at Berkeley and has completed studies at Harvard University. Age 63.

Member of the audit and the compensation and executive personnel committees of SCEcorp and Edison


JAMES D. WATKINS (Admiral USN, Retired), President, Joint Oceanographic Institutions, Inc. (a non-profit consortium that manages academic research projects), has been a Director of Edison and SCEcorp since 1993. The Admiral was the Secretary of Energy of the United States from 1989 to 1993. Prior to his appointment as Secretary of Energy, Admiral Watkins served as a Director of Philadelphia Electric Company and VESTAR, Inc.
(a pharmaceutical company), and was a consultant to the Carnegie Corporation of New York. From 1982 to 1986, he served as the Chief of Naval Operations, capping a career spanning nearly four decades. He was also appointed to chair the Presidential Commission on AIDS from 1987 to 1988. He is a Trustee of the Carnegie Corporation of New York and once again a Director of VESTAR. The Admiral is a graduate of the United States Naval Academy, the United States Naval Postgraduate School, and the Oak Ridge National Laboratory. Age 68.

Member of the audit and the finance committees of SCEcorp and Edison


EDWARD ZAPANTA, M.D., a practicing physician providing neurosurgical care in the East Los Angeles and Monterey Park communities, has been in private practice since 1970 and has been a Director of Edison since 1984 and a Director of SCEcorp since 1988. Dr. Zapanta is a Senior Medical Director with HEALTHCARE Partners Medical Group (a managed care medical group).
He is also a Director of The Times Mirror Company and a Trustee of the James Irvine Foundation and the University of Southern California. He attended the University of California at Los Angeles, and is a graduate of the University of Southern California School of Medicine. Age 56.

Member of the audit and the executive committees of SCEcorp and Edison


Stock Ownership of Directors and Executive Officers(1) of SCEcorp and
Edison

 The following table presents certain information as of December 31, 1994, except as otherwise noted, regarding the equity securities of SCEcorp and Edison beneficially owned by the Directors, any Nominees who are not currently serving as Directors, the Executive Officers named in the "Summary Compensation Table" below under "Executive Compensation Table-- SCEcorp and Edison," and the Directors, Nominees, and Executive Officers of SCEcorp and Edison as a group:
<PAGE 5>

                                                                                                     Amount and Nature
                                                                               Company and             of Beneficial
                           Name                                              Class of Stock             Ownership(2)(3)
                           ----                                              --------------           -----------------
Howard P. Allen . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock             240,749(4)
Norman Barker, Jr.. . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               2,814(5)
R. H. Bridenbecker. . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              65,087(6)
John E. Bryson. . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock             192,356(7)
Winston H. Chen . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              10,000(8)
Bryant C. Danner. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              41,752(9)
R. M. Edgell. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              40,338(10)
Alan J. Fohrer. . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              35,038(11)
Camilla C. Frost. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               2,000(12)
Walter B. Gerken. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               4,479(13)
Joan C. Hanley. . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               6,596(12)
Carl F. Huntsinger. . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               3,452(14)
T. R. McDaniel. . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              59,925(15)
Charles D. Miller . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               4,911(16)
Edward R. Muller. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              19,835(17)
                                                                        MIPS                                 870(18)
Luis G. Nogales . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock                 400
Ronald L. Olson . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               1,000 (8)
J. J. Pinola. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               3,320(19)
Harold B. Ray . . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              53,108(20)
James M. Rosser . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               2,000 (8)
Henry T. Segerstrom . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               4,600 (5)
E. L. Shannon, Jr.. . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock              29,456(21)
Robert H. Smith . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               3,416(22)
                                                                        Edison Cumulative Preferred        2,000 (8)
Thomas C. Sutton. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               1,000(23)
Daniel M. Tellep. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               2,410(24)
James D. Watkins. . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock                 651(25)
Edward Zapanta. . . . . . . . . . . . . . . . . . . . . . . . . . . .   SCEcorp Common Stock               2,541(26)
All Directors, Nominees, and Executive
  Officers of SCEcorp as a group (48 individuals) . . . . . . . . . .   SCEcorp Common Stock           1,215,492(27)
                                                                        Edison Cumulative Preferred        2,000 (8)
                                                                        MIPS                              5,270(28)
All Directors, Nominees, and Executive
  Officers of Edison as a group (38 individuals). . . . . . . . . . .   SCEcorp Common Stock            964,755(29)
                                                                        Edison Cumulative Preferred       2,000 (8)

- ------------
   (1) The Executive Officers of SCEcorp and Edison, as the term is used in this Joint Proxy Statement unless otherwise indicated, are defined as the Chairman of the Board and Chief Executive Officer, President, the elected Vice Presidents and the Secretary of SCEcorp and Edison, respectively. In addition, the Executive Officers of SCEcorp include the Executive Officers of Edison and the Chief Executive Officers and Presidents, Executive Vice Presidents, and Senior Vice Presidents of Mission Energy Company, Mission First Financial, and Mission Land Company, SCEcorp's nonutility subsidiaries.

   (2) Unless otherwise indicated, shares are held with sole voting and investment power.

   (3) No Director owns, no Nominee owns, no named Executive Officer owns, nor do the Directors, Nominees, and Executive Officers of SCEcorp or Edison as a group own in excess of 1% of the outstanding shares of (i) SCEcorp Common Stock, or (ii) any other class of SCEcorp's or Edison's outstanding equity securities.

   (4) Includes 45,726 shares held as Co-Trustee, 87,923 shares credited under an employee benefit plan known as the Stock Savings Plus Plan (the "SSPP"), and 107,100 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under an employee benefit plan known as the 1987 Long-Term Incentive Compensation Plan as amended and restated by the SCEcorp Officer Long-Term Incentive Compensation Plan effective April 16, 1992 (the "LTIP"). Shares for which instructions are not received may be voted by the SSPP Trustee in its discretion.

   (5) Shares held in broker's name. Having reached retirement age, Mr. Barker and Mr. Segerstrom are not nominees for reelection to the SCEcorp or Edison Boards in 1995.
<PAGE 6>

  (6) Includes 25,469 shares credited to the SSPP and 39,618 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (7) Includes 10,021 shares credited to the SSPP and 182,335 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (8) Shares held in broker's name. Shares held by Messrs. Chen and Olson were purchased subsequent to December 31, 1994.

   (9) Includes 2,000 shares held in broker's name, 618 shares credited to the SSPP and 39,134 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (10) Includes 10,488 shares credited to the SSPP and 29,850 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (11) Includes 4,871 shares credited to the SSPP and 30,167 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (12)      Shares held as Trustee.

   (13) Having reached retirement age, Mr. Gerken is not a nominee for reelection to the SCEcorp or Edison Boards in 1995.

   (14)      Includes 307 shares purchased subsequent to December 31, 1994.

   (15) Includes 4,969 shares credited to the SSPP, 53,550 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP and 406 shares held in custodial name.

   (16) Shares held as Trustee. Includes 246 shares purchased subsequent to December 31, 1994.

   (17) Includes 1,800 shares held in broker's name and 18,035 shares held with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (18) Monthly Income Preferred Securities ("MIPS") of Mission Capital, an indirect subsidiary of SCEcorp. Includes 280 shares held in spouse's name and 190 shares held in custodial names.

   (19) Includes 400 shares held in broker's name and 2,920 shares held as Trustee.

   (20) Includes 8,107 shares credited to the SSPP and 43,001 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

   (21) Includes 23,400 shares held in nominee name with the Director designated as Trustee and 400 shares held indirectly in spouse's name of which Director disclaims beneficial ownership.

   (22) Includes 3,200 shares held in broker's name (2,000 of which were purchased subsequent to December 31, 1994) and 216 shares held in custodial name.

   (23)      Shares were purchased subsequent to December 31, 1994.

   (24) Includes 2,200 shares held in broker's name and 210 shares held as Trustee.

   (25) Includes 200 shares held in broker's name and 451 shares with another.

   (26)      Includes 1,621 shares held in broker's name.

   (27) Includes 5,375 shares held with other persons, 62,363 shares held in trustee accounts, 29,835 shares held in brokers' names, 23,400 shares held in nominee name, 4,214 shares held in custodial names,
<PAGE 7>

             1,400 shares held in spouse's name, 252,009 shares credited to participants under the SSPP and 816,315 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP. The SCEcorp Executive Officers include all of the Edison Executive Officers. Therefore, the share ownership balances shown duplicate, in part, the information shown immediately below.

   (28) Includes 4,150 shares held in sole ownership, 930 shares held in spouse's name, and 190 shares held in custodial names.

   (29) Includes 3,625 shares held with other persons, 62,363 shares held in trustee accounts, 23,435 shares held in brokers' names, 23,400 shares held in nominee name, 960 shares held in custodial names, 1,400 shares held in spouse's name, 203,312 shares credited to participants under the SSPP, and 626,679 shares with respect to which the right exists to acquire beneficial ownership within 60 days through the exercise of options granted under the LTIP.

Executive Compensation Table -- SCEcorp and Edison

 The following table presents certain information regarding compensation of the Chief Executive Officer of SCEcorp and Edison ("CEO") and the four most highly compensated Executive Officers of SCEcorp and Edison, respectively, other than the CEO (together with the CEO, the "Named Officers"), for services rendered in all capacities to SCEcorp, Edison, and/or other SCEcorp subsidiaries during 1992, 1993, and 1994.

                          SUMMARY COMPENSATION TABLE(1)

                                                                                      Long-Term Compensation
                                                                                      ----------------------
                                                Annual Compensation                    Awards              Payouts
                                                -------------------                    ------              -------
    (a)                      (b)       (c)            (d)          (e)            (f)          (g)           (h)          (i)
                                                                  Other           Re-      Securities                     All
  Name                                                           Annual        stricted    Underlying                    Other
   and                                                           Compen-         Stock      Options/        LTIP        Compen-
Principal                              Salary        Bonus       sation        Award(s)       SARs         Payouts      sation
Position                      Year       ($)        ($)(2)         ($)            ($)        (#)(3)          ($)        ($)(4)
- ----------                    ----     ------       -------      -------       --------     --------      --------      -------

John E. Bryson, Chairman      1994     664,000            0          662           --         52,200          --       121,879
of the Board and CEO          1993     600,000      325,000       57,144(5)        --         44,000          --       127,974
of SCEcorp and Edison         1992     560,000      345,800          801           --         48,000          --       103,267

Edward R. Muller,             1994     310,000      200,000        1,789           --         14,100          --         2,325
President and CEO of          1993     107,671      125,000        2,021           --         20,000          --            25
Mission Energy                1992          --           --           --           --             --          --            --

R. M. Edgell,                 1994     236,000      120,000          516           --          3,300          --         4,130
Executive Vice President      1993     211,250       50,000(6)       473           --         12,000          --         4,497
of Mission Energy             1992     165,000       78,400          401           --          7,000          --         4,364

Bryant C. Danner, Senior Vice 1994     335,000            0        2,244           --         21,400          --        13,158
President and General Counsel 1993     318,000      105,000        2,391           --         18,000          --         3,720
of SCEcorp and Edison         1992     150,000       60,800          751           --         20,000          --            --

T. R. McDaniel                1994     200,000      127,500        1,233           --         15,000          --         8,542
President, Mission            1993     180,000       86,400        2,021           --         12,000          --        10,885
First Financial               1992     155,000       93,000        2,273           --          9,000          --         7,619

Alan J. Fohrer,               1994     262,000            0        1,131           --         20,300          --        10,030
Senior Vice President and     1993     213,986      125,000(7)       457           --         15,000          --        12,001
Chief Financial Officer       1992     159,583       60,800           24           --          8,400          --         7,671
of SCEcorp and Edison

Harold B. Ray,                1994     260,000            0          701           --         20,000          --        15,495
Senior Vice President         1993     236,000      100,000          610           --         17,000      71,283        15,298
of Edison                     1992     222,000       94,900           96           --         12,000          --        12,993

R. H. Bridenbecker            1994     224,000            0        1,622           --         16,000          --        26,676
Vice President of             1993     215,000       77,000          457           --         14,000          --        28,349
Edison                        1992     197,000       70,900           24           --          8,400          --        22,708

<PAGE 8>

- ------------
(1) Compensation information is provided for each of 1992, 1993, and 1994 for all Named Officers, for years in which they served as an Executive Officer.

(2) Throughout this Joint Proxy Statement, bonuses are also referred to as annual incentive compensation and annual incentive awards.

(3) No SARs were granted. Each option may be exercised for one share of SCEcorp Common Stock. The number of options have been adjusted to reflect the two-for-one split of SCEcorp Common Stock effective June 1, 1993. For options granted before 1994, and for 10,000 options granted to Mr. Muller on January 3, 1994 pursuant to his employment agreement, amounts equivalent to dividends are accrued on the options at the same time and at the same rate as would be payable on the number of shares of SCEcorp Common Stock covered by the options. The amounts accumulate without interest. The executive has no right to payment of these dividend equivalents unless and until the underlying stock options are exercised. Commencing with options granted in 1994, dividend equivalents are subject to reduction unless certain SCEcorp or Mission First Financial performance criteria are met.

         Dividend equivalents linked to SCEcorp performance are measured by SCEcorp Common Stock total shareholder return. If the average quarterly percentile ranking of SCEcorp's total shareholder return is less than the 60th percentile of that of the companies comprising the Dow Jones Electric Utilities Group Index, the dividend equivalents are reduced; if the SCEcorp total shareholder return ranking is less than the 25th percentile, the dividend equivalents are canceled. For rankings between the 60th and 25th percentiles, the dividend equivalents are prorated. The total shareholder return measure is phased-in over a three-year period, after which a rolling three-year average will be used. Canceled or reduced dividend equivalents may be restored later in the option term if SCEcorp's cumulative total shareholder return ranking for the option term attains at least the 60th percentile.

         Dividend equivalents linked to Mission First Financial performance are measured by growth in economic value as determined by formula.
         If Mission First Financial's three-year compounded growth in economic value does not exceed its cost of equity plus 200 basis points, the dividend equivalents are reduced; if the growth in economic value is less than the cost of equity, the dividend equivalents are canceled. For performance between these levels, the dividend equivalents are prorated. The annual growth in economic value measure will be phased-in over a three-year period, after which a rolling three-year average will be applied.

         The options shown in column (g) for 1994 include both types of dividend equivalents. Messrs. Bryson, Muller, Edgell, Danner, Fohrer, Ray and Bridenbecker received 46,000; 4,100; 3,300; 19,000; 18,000; 20,000; and 16,000 options, respectively, with dividend equivalents based on SCEcorp total shareholder return. Messrs. Bryson, Danner, McDaniel, and Fohrer received 6,200; 2,400; 15,000 and 2,300 options, respectively, with dividend equivalents based on Mission First Financial growth in economic value.

         The dollar amounts of dividend equivalents paid to the Named Officers during 1994 upon exercise of options are included in the values shown in column (c) of the table below entitled "Aggregated Option/SAR Exercises in 1994 and FY-End Option/SAR Values."

(4) Includes contributions to vested defined contribution plans (the SSPP and a supplemental plan for eligible participants who are affected by SSPP participation limits imposed on higher paid individuals by federal tax law) for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray, and Bridenbecker in the following amounts: For 1994, $29,510; $2,325; $4,130; $13,158; $8,542; $10,030; $10,740;
         $9,008, respectively.  For 1993, $28,274; $0; $4,497; $2,385; $8,128;
         $8,069; $9,892; $8,532, respectively.  For 1992, $25,950; $0; $4,364;
         $0; $6,410; $6,263; $9,013; $7,960, respectively.

         Also includes preferential interest (that portion of interest that is considered under Securities and Exchange Commission ("SEC") rules to be at above-market rates) accrued on deferred compensation for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray, and Bridenbecker in the following amounts: For 1994, $92,369; $0; $0; $0; $0; $0, $4,755; $17,668, respectively. For 1993, $99,700; $25; $0;
         $1,335; $2,758; $3,932; $5,406; $19,817, respectively.  For 1992,
         $77,317; $0; $0; $0; $1,210; $1,408; $3,980; $14,748, respectively.
<PAGE 9>

(5) Includes $22,683 which is the cost of providing Mr. Bryson's survivor benefits under the 1985 deferred compensation plan.

(6) Includes a $50,000 special performance award in recognition of Mr. Edgell's leadership in advancing the Paiton project in Indonesia in 1993.

(7) Includes a deferred $50,000 special performance award in recognition of Mr. Fohrer's service as interim CEO of Mission Energy Company in 1993.

Option/SAR Grants Table

The following table presents certain information regarding stock option grants pursuant to the LTIP during 1994 to the Named Officers. No SARs were granted under the LTIP during 1994. Additional 1994 awards under the LTIP are described in the table below entitled "Long-Term Incentive Plans-
- -Awards in last Fiscal year".

                          OPTION/SAR GRANTS IN 1994

                                                                                                         Grant Date
                                         Individual Grants                                                  Value
- ---------------------------------------------------------------------------------------------------       ---------
(a)                           (b)                     (c)               (d)                 (e)               (f)
                           Number of              % of Total
                          Securities             Options/SARs        Exercise                                Grant
                          Underlying              Granted to          or Base                                Date
                         Options/SARs              Employees           Price            Expiration          Present
Name                    Granted(#)(1)              in 1994            ($/Sh)             Date(2)          Value($)(3)
- ----                    -------------            -----------       -------              ----------        -----------
John E. Bryson              52,200                  13%              20.1875           01/02/2004            352,350
Edward R. Muller            14,100                   3%              20.1875           01/02/2004             95,175
R. M. Edgell                 3,300                   1%              20.1875           01/02/2004             22,275
Bryant C. Danner            21,400                   5%              20.1875           01/02/2004            144,450
T. R. McDaniel              15,000                   4%              20.1875           01/02/2004            101,250
Alan J. Fohrer              20,300                   5%              20.1875           01/02/2004            137,025
Harold B. Ray               20,000                   5%              20.1875           01/02/2004            135,000
R. H. Bridenbecker          16,000                   4%              20.1875           01/02/2004            108,000

- -------------
(1) No SARs were granted. The options were granted under the LTIP and are subject to a three-year vesting period with each one-third of the options vesting and becoming exercisable on January 2, 1995, January 2, 1996 and January 2, 1997, respectively. The options have a 10-year term, subject to earlier expiration upon termination of employment as described below. The options are not transferable (except by will, the laws of descent and distribution, or by a domestic relations order). Each option may be exercised for one share of SCEcorp Common Stock. A dividend equivalent account has been established for each executive receiving a stock option grant. For options granted before 1994, and for 10,000 options granted to Mr. Muller on January 3, 1994 pursuant to his employment agreement, amounts equivalent to dividends are accrued in this account at the same time and rate as would be payable on the number of shares of SCEcorp Common Stock covered by the option. Commencing with options granted in 1994, dividend equivalents are subject to reduction unless certain SCEcorp or Mission First Financial performance criteria discussed below are met. The amounts accumulate without interest. Dividend equivalents are payable in cash (or applicable to the exercise price) only upon the exercise of the related stock option.

         Dividend equivalents linked to SCEcorp performance are measured by SCEcorp Common Stock total shareholder return. If the average quarterly percentile ranking of SCEcorp's total shareholder return is less than the 60th percentile of that of the companies comprising the Dow Jones Electric Utilities Group Index, the dividend equivalents are reduced; if the SCEcorp total shareholder return ranking is less than the 25th percentile, the dividend equivalents are canceled. For rankings between the 60th and 25th percentiles, the dividend equivalents are prorated. The total shareholder return measure is phased-in over a three-year period, after which a rolling three-year average will be used. Canceled or reduced dividend equivalents may be restored later in the option term if SCEcorp's cumulative total shareholder return ranking for the option term attains at least the 60th percentile.
<PAGE 10>

         Dividend equivalents linked to Mission First Financial performance are measured by growth in economic value as determined by formula.
         If Mission First Financial's three-year compounded growth in economic value does not exceed its cost of equity plus 200 basis points, the dividend equivalents are reduced; if the growth in economic value is less than the cost of equity, the dividend equivalents are canceled. For performance between these levels, the dividend equivalents are prorated. The annual growth in economic value measure will be phased-in over a three-year period, after which a rolling three-year average will be applied.

         In 1994, Messrs. Bryson, Muller, Edgell, Danner, Fohrer, Ray and Bridenbecker received 46,000; 4,100; 3,300; 19,000; 18,000; 20,000;
         and 16,000 options, respectively, with dividend equivalents based on SCEcorp total shareholder return. Messrs. Bryson, Danner, McDaniel, and Fohrer received 6,200; 2,400; 15,000 and 2,300 options, respectively, with dividend equivalents based on Mission First Financial growth in economic value.

         If an executive retires, dies, or is permanently and totally disabled during the three-year vesting period, the unvested options will vest and be exercisable to the extent of 1/36 of the grant for each full month of service during the vesting period. Unvested options of any person who has served in the past on the Edison or SCEcorp Management Committee will vest and be exercisable upon the member's retirement, death, or permanent and total disability. (Messrs. Bryson, Danner, Fohrer, Ray and Bridenbecker have served as members of the Management Committee.) Upon retirement, death or permanent and total disability, vested options and accumulated dividend equivalents may continue to be exercised within their original term by the recipient or beneficiary. If an executive is terminated other than by retirement, death or permanent and total disability, options which had vested as of the prior anniversary date of the grant and the accumulated dividend equivalents thereon are forfeited unless the options are exercised within 180 days of the date of termination; all unvested options and the accumulated dividend equivalents thereon are forfeited on the date of termination. An executive on an unpaid leave of absence may be considered to be employed, except that any rights to any awards will be limited to the extent the award was vested at the commencement of the leave of absence.

         If the outstanding shares of SCEcorp Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of SCEcorp, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in the number and kind of shares or other securities subject to the then outstanding options and the price for each share or other unit of any other securities subject to the then outstanding options without change in the aggregate purchase price or value as to which options remain exercisable or subject to restrictions. Despite the foregoing, upon the dissolution, liquidation, reorganization, merger or consolidation of SCEcorp with one or more corporations as a result of which SCEcorp is not the surviving corporation, all options then outstanding will become vested and be exercisable unless provisions are made as part of the transaction to continue the LTIP or to assume or substitute stock options of the successor corporation with appropriate adjustments as to the number of options.

         The SCEcorp Compensation and Executive Personnel Committee administers the LTIP and has sole discretion to determine all terms and conditions of any grant, subject to plan limits, including the price thereof, which may not be less than the fair market value of the underlying Common Stock on the date of grant in the case of options. In addition, with the consent of the executive, the Compensation and Executive Personnel Committee may amend the terms of any stock option grant agreement, including the price of any option, the post-termination term, and the vesting schedule. The Compensation and Executive Personnel Committee may substitute cash equivalent in value to the options.

(2) The options are subject to earlier expiration upon termination of employment as described in footnote(1) above.

(3) Each option granted in 1994 may be exercised for one share of SCEcorp Common Stock at an exercise price of $20.1875. The grant date value of each option was calculated as the sum of two numbers: the option value and the dividend equivalent value (described below). The option value was calculated to be $1.82 per option share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was eight years, the volatility rate was 17%,
<PAGE 11>
         the risk-free rate of return was 5.82%, the dividend yield was 7.03% and the stock price and exercise price were $20.1875. The aggregate grant date value represented by the option value for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray, and Bridenbecker was $95,004; $25,662; $6,006; $38,948; $27,300; $36,946; $36,400 and
         $29,120, respectively. The actual value that an executive may realize will depend on various factors on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the grant date value estimated by the Black-Scholes model. The estimated values under that model are based on certain assumptions and are not a prediction as to future stock price.

         During the term of an option, amounts equivalent to dividends, or dividend equivalents, are accrued on each option at the same time and rate as would be payable on the number of shares of SCEcorp Common Stock underlying the option. Except for dividend equivalents related to the 10,000 options granted to Mr. Muller pursuant to his employment agreement, dividend equivalents for options granted after 1993 are also linked to SCEcorp or Mission First Financial performance. These amounts accumulate without interest and are paid in cash (or are applied to the exercise price) only upon exercise of the related stock option. The grant date present value of these dividend equivalents on each option granted in 1994 is calculated to be $4.93. This dividend equivalent value was calculated by (a) summing the dividends (without reinvestment) over the assumed eight-year duration of the related stock option at the annual dividend rate of $1.42 in effect on January 1, 1994, and (b) discounting that sum to its present value assuming a discount rate of 11%, which was Edison's authorized return on common equity in 1994. This calculation does not reflect any reduction in value for the risk that SCEcorp or Mission First Financial performance measures may not be met. The aggregate estimated grant date value represented by the dividend equivalents on the options granted in 1994 for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray, and Bridenbecker was $257,346; $69,513; $16,269; $105,502; $73,950;
         $100,079; $98,600 and $78,880, respectively. The calculation of the present value of the dividend equivalents is not a prediction of future dividends or dividend policy, and there is no assurance that the value of the dividend equivalents realized by an executive upon exercise of the related options will be at or near the value calculated as described above.

         SCEcorp's annual dividend rate was reduced from $1.42 to $1.00, effective with the July 1994 dividend payment. If this change were taken into account in calculating the grant date present value of the dividend equivalents, the result would be a reduction in present value from the $4.93 stated above to $3.56 per option granted and the aggregate estimated grant date value represented by the dividend equivalents for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray and Bridenbecker would be $185,832; $50,196; $11,748; $76,184; $53,400; $72,268; $71,200 and $56,960, respectively.

Option/SAR Exercises and Year-End Value Table

The following table presents certain information regarding the exercise of stock options during 1994 by any of the Named Officers, and regarding unexercised options held at year-end 1994 by any of the Named Officers. No SARs were exercised during 1994 or held at year-end 1994 by any of the Named Officers.

                       AGGREGATED OPTION/SAR EXERCISES IN 1994
                             AND FY-END OPTION/SAR VALUES

(a)                               (b)                  (c)                     (d)                            (e)
                                                                            Number of
                                                                           Securities                      Value of
                                                                           Underlying                     Unexercised
                                                                          Unexercised                   In-the-Money
                                                                          Options/SARs                  Options/SARs at
                                Shares                                   at FY-End (#)(1)(2)             FY-End ($)(1)(2)(3)
                               Acquired               Value              -------------------            --------------------
                              on Exercise           Realized              Exercisable/                     Exercisable/
Name                              (#)                  ($)                 Unexercisable                   Unexercisable
- ----                          ------------          ---------             --------------                  --------------

John E. Bryson                     --                   --                 134,267/97,533                       206,604/0
Edward R. Muller                   --                   --                   6,667/27,433                             0/0
R. M. Edgell                       --                   --                  22,417/13,633                        18,090/0
Bryant C. Danner                   --                   --                  19,334/40,066                             0/0
T. R. McDaniel                     --                   --                  36,550/26,000                        14,118/0
Alan J. Fohrer                     --                   --                  15,600/33,100                         1,450/0
Harold B. Ray                      --                   --                  26,667/35,333                        15,795/0
R. H. Bridenbecker                 --                   --                  26,817/28,133                        21,697/0

<PAGE 12>

- -------------
(1) Each option may be exercised for one share of SCEcorp Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date the option was granted. For options granted before 1994, and for 10,000 options granted to Mr. Muller on January 3, 1994 pursuant to his employment agreement, amounts equivalent to dividends, or dividend equivalents, are accrued on each option at the same time and rate as would be payable on the number of shares of SCEcorp Common Stock underlying the option. Commencing with options granted in 1994, dividend equivalents are subject to reduction unless certain SCEcorp or Mission First Financial performance criteria are met. These amounts accumulate without interest and are payable in cash or are applicable to the exercise price, only upon exercise of the related stock option.

(2)      No SARs have been granted to any of the Named Officers.

(3) Options have been treated as "in-the-money" if the fair market value of the underlying stock at year-end 1994 exceeded the exercise price of the options reduced by accrued dividend equivalents on the related stock. The dollar amounts shown are the difference between the fair market value of the SCEcorp Common Stock underlying all unexercised in-the-money options at year-end 1994 and the exercise price of those options reduced by dividend equivalents accrued on the options at year-end 1994. If the dividend equivalents were not reflected in determining whether an option is in-the-money and were not included in determining the value of an option (i.e., they were not treated as reducing the exercise price), the aggregate value at year-end 1994 of all unexercised in-the-money options, exercisable and unexercisable, for Messrs. Bryson, Muller, Edgell, Danner, McDaniel, Fohrer, Ray, and Bridenbecker was $0/$0 in all cases.

Long-Term Incentive Plan Awards Table

    The following table presents certain information concerning Mission Energy Company performance units granted pursuant to the LTIP during 1994 to the Named Officers. Individuals receiving awards were directly involved in the business affairs of Mission Energy Company. Stock Option grants awarded in 1994 under the LTIP are described above in the table entitled "Option/SAR Grants in 1994".

              LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                 Estimated Future Payouts under
                                                                                   Non-Stock Price-Based Plans
                                                                                ---------------------------------
(a)                             (b)                     (c)               (d)             (e)                (f)
                                                    Performance
                             Number of               or Other
                           Shares, Units           Period Until
                             or Other              Maturation or       Threshold          Target            Maximum
Name                       Rights(#)(1)              Payout(2)           ($)(3)            ($)(4)            ($)(5)
- ----                       -------------          --------------       -----------        ---------         --------

John E. Bryson                 99,400              10 yrs.                 0                   0              N/A
Edward R. Muller              178,200              10 yrs.                 0                   0              N/A
R. M. Edgell                  112,200              10 yrs.                 0                   0              N/A
Bryant C. Danner               41,000              10 yrs.                 0                   0              N/A
Alan J. Fohrer                 39,000              10 yrs.                 0                   0              N/A

- -------------
(1) Mission Energy Company performance units were granted during 1994 to certain SCEcorp Executive Officers under the LTIP. The units are subject to a three-year vesting period with one-third of the units vesting on January 2, 1995, January 2, 1996 and January 2, 1997, respectively. The units have a 10-year term, subject to earlier expiration upon termination of employment as described below. The units are not transferable (except by will, the laws of descent and distribution, or by a domestic relations order). Each unit represents a right to exercise an option on one hypothetical share of Mission Energy Company stock. The deemed value of the stock is determined by a formula linked to project values, which are determined annually, and is based on 100 million total shares. The base value of a share of Mission Energy Company stock on the date of grant for 1994 awards was $5.51. The exercise price is the base value of the stock on the date of grant escalated at 12% per year compounded annually. If the deemed value of a share of Mission Energy Company stock exceeds the exercise price for any subsequent year, the executive may exercise his option right with respect to any portion of his vested units during the 60-day exercise window in the second quarter of that year and be paid in cash the
<PAGE 13>
         difference between the exercise price and the deemed value of the shares. The number of units awarded to each Executive Officer was ascertained by dividing the calculated value of a Mission Energy Company phantom option into the present value target for the Mission Energy Company component of the Executive Officer's LTIP award as determined with reference to the Compensation and Executive Personnel Committees' survey discussed in their report below. The present value targets for Messrs. Bryson, Muller, Edgell, Danner and Fohrer were $86,500; $155,000; $97,600; $35,700 and $33,900, respectively.
         The value of a Mission Energy Company phantom option was calculated to be $.87 using the Black-Scholes stock option pricing model assuming an average exercise period of eight years, a volatility rate of 27%, a risk-free rate of return of 5.87%, a dividend yield of 0% and an exercise price of $13.64.

         If an executive retires, dies, or is permanently and totally disabled during the three-year vesting period, the unvested units will vest and be exercisable to the extent of 1/36 of the grant for each full month of service during the vesting period. Unvested units of any person who has served in the past on the Edison or SCEcorp Management Committee will vest and be exercisable upon the member's retirement, death, or permanent and total disability. (Messrs. Bryson, Danner, Fohrer, Ray and Bridenbecker have served as members of the Management Committee.) Upon retirement, death or permanent and total disability, vested units may continue to be exercised within their original term by the recipient or beneficiary. If an executive is terminated other than by retirement, death or permanent and total disability, units which had vested as of the prior anniversary date of the grant are forfeited unless the units are exercised during
         the  next 60-day  exercise window.   An  executive on an unpaid leave
         of absence may be considered to be employed, except that any rights to any units will be limited to the extent the award was vested at the commencement of the leave of absence.

         Upon the dissolution, liquidation, reorganization, merger or consolidation of SCEcorp with one or more corporations as a result of which SCEcorp is not the surviving corporation, all units then outstanding will become vested and be exercisable unless provisions are made as part of the transaction to continue the LTIP or to assume or substitute stock options of the successor corporation with appropriate adjustments as to the number of options.

         The Compensation and Executive Personnel Committee administers the LTIP and has sole discretion to determine all terms and conditions of any grant, subject to plan limits, including the price thereof. In addition, with the consent of the executive, the Compensation and Executive Personnel Committee may amend the terms of any agreement, including the price of any option, the post-termination term, and the vesting schedule. The Compensation and Executive Personnel Committee may substitute cash equivalent in value to the units.

(2) The expiration date of the Mission Energy Company performance units is January 2, 2004, but the units are subject to earlier expiration upon termination of employment as described in footnote(1) above.

(3) Zero amounts are shown in column (d) because performance must exceed the exercise price threshold (annually increased at a 12% compound rate) before any payout may occur. If the exercise price threshold is exceeded during the award term, and the Executive Officer chooses to exercise the option, there is a direct correlation between the value the Executive Officer will realize and the amount by which the deemed value of a Mission Energy Company share exceeds the exercise price. Small differences in stock value over the exercise price will produce small payouts, and larger differences will produce larger payouts, in much the same way as price differences affect the value realized from an ordinary stock option.

(4) Although the number of units awarded was determined with reference to a present value target as described in footnote(1) above, no specific payout targets were established when the Mission Energy Company performance units were granted. Payouts will occur upon exercise by the executive to the extent the deemed value of the Mission Energy Company stock exceeds the exercise price based on the threshold discussed above. Zero amounts are shown in column (e) because no payments will result from the 1994 Mission Energy Company performance unit grants if the rate of growth in the deemed value of Mission Energy Company stock experienced during 1994, which was less than 12%, continues through the eighth year of the award term (the assumed year of exercise).

(5) Mission Energy Company performance unit grants do not provide a maximum payout. The payout is based solely on the deemed value of the Mission Energy Company stock in relation to the exercise price.
<PAGE 14>

Retirement Benefits Table

         The following table presents estimated gross annual benefits payable upon retirement at age 65 to the Named Officers in the remuneration and years of service classifications indicated.

                                                     PENSION PLAN TABLE(1)

                                                                 Years of Service
                      ------------------------------------------------------------------------------------------------------
Remuneration              10             15             20             25              30             35             40
- ------------          ----------     -----------    -----------    -----------     -----------    -----------    -----------
   $100,000 . . . . .  $     25,000   $    33,750   $     42,500    $    51,250    $     60,000    $    65,000    $   70,000
   150,000. . . . . .        37,500        50,625         63,750         76,875          90,000         97,500       105,000
   200,000. . . . . .        50,000        67,500         85,000        102,500         120,000        130,000       140,000
   250,000. . . . . .        62,500        84,375        106,250        128,125         150,000        162,500       175,000
   300,000. . . . . .        75,000       101,250        127,500        153,750         180,000        195,000       210,000
   350,000. . . . . .        87,500       118,125        148,750        179,375         210,000        227,500       245,000
   400,000. . . . . .       100,000       135,000        170,000        205,000         240,000        260,000       280,000
   450,000. . . . . .       112,500       151,875        191,250        230,625         270,000        292,500       315,000
   500,000. . . . . .       125,000       168,750        212,500        256,250         300,000        325,000       350,000
   550,000. . . . . .       137,500       185,625        233,750        281,875         330,000        357,500       385,000
   600,000. . . . . .       150,000       202,500        255,000        307,500         360,000        390,000       420,000
   650,000. . . . . .       162,500       219,375        276,250        333,125         390,000        422,500       455,000
   700,000. . . . . .       175,000       236,250        297,500        358,750         420,000        455,000       490,000
   750,000. . . . . .       187,500       253,125        318,750        384,375         450,000        487,500       525,000
   800,000. . . . . .       200,000       270,000        340,000        410,000         480,000        520,000       560,000
   850,000. . . . . .       212,500       286,875        361,250        435,625         510,000        552,500       595,000
   900,000. . . . . .       225,000       303,750        382,500        461,250         540,000        585,000       630,000
   950,000. . . . . .       237,500       320,625        403,750        486,875         570,000        617,500       665,000
  1,000,000 . . . . .       250,000       337,500        425,000        512,500         600,000        650,000       700,000
  1,050,000 . . . . .       262,500       354,375        446,250        538,125         630,000        682,500       735,000
  1,100,000 . . . . .       275,000       371,250        467,500        563,750         660,000        715,000       770,000
  1,150,000 . . . . .       287,500       388,125        488,750        589,375         690,000        747,500       805,000

- ------------
(1) Estimates are based on the provisions of the Employee Retirement Plan (the "Retirement Plan") and the Executive Retirement Plan (the "ERP"), with the following assumptions: (i) Edison's present Retirement Plan will be maintained, (ii) optional forms of payment which reduce benefit amounts have not been selected, and (iii) any benefits in excess of limits contained in the Internal Revenue Code of 1986 (the "Code") and any incremental retirement benefits attributable to consideration of the annual bonus or participation in Edison's deferred compensation plans will be paid out of the ERP as unsecured obligations of Edison.

         The Retirement Plan and ERP provide monthly benefits at normal retirement age (65 years) based on a unit benefit for each year of service plus a benefit determined by a percentage ("Service Percentage") of the executive's average highest 36 consecutive months of regular salary and, in the case of the ERP, the average highest three bonuses in the last five years prior to attaining age 65. The Service Percentage is based on 1-3/4% per year for the first 30 years of service (52-1/2% upon completion of 30 years' service) and 1% for each year in excess of 30. Individuals hired prior to September 1, 1978 are grandfathered into the benefit provisions of the Retirement Plan and ERP as they were then constituted. These grandfathering provisions may provide slightly higher benefits for individuals who have less than 22.7 years of service. Executive Officers earn an additional 0.75% service percentage for each year of service up to 10 years. The actual benefit determined by the Service Percentage would take into account the unit benefit and be offset by up to 40% of the executive's primary Social Security benefits. For management and administrative employees in service on or after January 1, 1988 (operative employees after January 1, 1989), accrual of years of credited service occurs without regard to attainment of age 65. Periods during which participants receive benefits under the Long-Term Disability Plan also count for credit under the Retirement Plan and ERP.
<PAGE 15>

         The normal form of benefit is a life annuity with a 50% survivor benefit following the death of the participant. Retirement benefits are reduced for retirement prior to age 61. The amounts shown in the Pension Table above do not reflect reductions in retirement benefits due to the Social Security offset or early retirement.

         Messrs. Edgell, Danner, Fohrer and Bridenbecker have elected to retain coverage under a previous benefit program. This program provided, among other benefits, the post-retirement benefits discussed in the following section. The ERP benefits provided in the previous program are less than the benefits shown in the pension table. To determine these reduced benefits, multiply the dollar amounts shown in each column by the following factors: 10 years of service - 70%, 15 years - 78%, 20 years -
 82%, 25 years - 85%, 30 years - 88%, 35 years - 88%, and 40 years - 89%.

         At December 31, 1994,  Mr. Bryson had completed 10 years of service,
Mr. Muller--1 year,  Mr.   Edgell--24 years,  Mr. Danner--2 years, Mr.
McDaniel--23 years, Mr. Fohrer--21 years, Mr. Ray--24 years, and Mr. Bridenbecker--28 years.

Other Retirement Benefits

         Additional post-retirement benefits are provided pursuant to the Income Continuation Plan and the Survivor Income/Retirement Income Plan under the Executive Supplemental Benefit Program:

         The Income Continuation Plan provides a post-retirement survivor benefit payable to the beneficiary of the Executive Officer following his or her death. The benefit is approximately 20% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. If a Named Officer's final annual compensation were $1.15 million,(1) the beneficiary's estimated annual survivor benefit would be $230,000. Messrs. Danner, Edgell, Fohrer and Bridenbecker have elected coverage under this program.

         The Survivor Income/Retirement Income Plan provides a post-retirement survivor benefit payable to the beneficiary of the Executive Officer following his or her death. The benefit is 25% of final compensation
(salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. At retirement, an Executive Officer has the right to elect the Retirement
Income benefit in lieu of the Survivor Income benefit.  The Retirement
Income benefit is 10% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable to the Executive Officer for ten years certain immediately following retirement. If a Named Officer's final annual compensation were $1.15 million,(1) the beneficiary's estimated annual survivor benefit would be $287,500. If a Named Officer were to elect the Retirement Income benefit in lieu of Survivor Income and had final annual compensation of $1.15 million,(1) the Named Officer's estimated annual benefit would be $115,000. Messrs. Danner, Edgell, Fohrer and
Bridenbecker have elected coverage under this program.

         The 1985 Deferred Compensation Plan provides a post-retirement survivor benefit. This plan allowed eligible participants in September 1985 to voluntarily elect to defer until retirement a portion of annual salary and annual bonuses otherwise earned and payable for the period October 1985 through January 1990. Messrs. Bryson, Ray and Bridenbecker participate in this plan. The post-retirement survivor benefit is 50% of the annual deferred compensation payable from the participant's account. Survivor benefit payments begin following completion of the participant's deferred compensation payments. If the named beneficiary is the executive's spouse, then survivor benefits are paid as a life annuity, five years certain; the benefit amount will be reduced actuarially if the spouse is more than five years younger than the executive at the time of the executive's death. If the beneficiary is not the spouse, then benefits are paid for five years only. The annual amounts payable to the surviving beneficiaries of Messrs. Bryson, Ray and Bridenbecker at age 65 are $1,260,020, $46,329 and $280,004, respectively.

- -------------
(1) For purposes of determining the estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers, which is dependent upon final compensation, the highest compensation level in the "Pension Plan Table" above ($1.15 million) has been used.
<PAGE 16>

Employment Contracts and Termination of Employment Arrangements

         One of the Named Officers, Mr. Danner, executed an employment agreement when he joined SCEcorp and Edison as Senior Vice President and General Counsel in 1992. Upon commencement of his employment, Mr. Danner was conditionally credited with ten years of service with Edison and SCEcorp for purposes of determining benefits under the ERP, and he will accrue an additional year of service for each year of employment he completes. After three years of service, the conditionally credited years will vest and any subsequent severance will be treated as a retirement for all executive benefit programs. If Mr. Danner ends his employment voluntarily before three years are completed, no executive benefits will be payable except deferred compensation balances and vested stock options. If Mr. Danner's employment is ended involuntarily before he completes three years of service, in addition to the above payments, he will receive one year's salary and a one-year term life insurance policy with a face value of $1 million. In addition, SCEcorp and Edison have agreed to use their best efforts to make available health care coverage until Mr. Danner and his spouse reach age 65 with SCEcorp and Edison bearing the cost over the amount an Edison retiree would bear for coverage in the Edison group plan with the highest deductible.

         One of the Named Officers, Mr. Muller, executed an employment agreement when he joined Mission Energy Company as President and Chief Executive Officer in August 1993. The agreement established his annual rate of salary for 1993 and 1994 at $300,000. It provided for an incentive award of $125,000 payable in early 1994 when other incentive awards were paid to Executive Officers for 1993 performance. The agreement provided he would be granted 20,000 SCEcorp stock options under the LTIP in August 1993 and an additional 10,000 SCEcorp stock options in January 1994 with exercise prices equal to the fair market value of the stock on the dates of grant. (The fair market value of the stock on those dates was $24.4375 and $20.1875, respectively.) It also provided that for exceptional 1994 performance, Mr. Muller would be eligible for an annual incentive award with a maximum potential value equivalent to his annual salary. If Mr. Muller's service had terminated prior to 1995 for reasons other than cause, he would have received a $400,000 severance payment and the SCEcorp stock options previously granted would have been fully vested and exercisable.

Other Management Transactions

         In 1994, Edison loaned Owens F. Alexander, Jr., an Executive Officer of Edison, $100,000 in connection with his purchase of a principal residence following his relocation to the Southern California metropolitan area. Under the provisions of the loan, one-seventh of the original principal amount will be forgiven March 1st of each year if Mr. Alexander remains employed on that date. The loan is interest-free during Mr. Alexander's employment; however, if his employment terminates before the end of the seven-year loan term, the entire principal balance owing on that date will be due and payable within 90 days. Interest will accrue on any remaining principal balance at the Bank of America Prime Interest
Rate after 90 days. The largest aggregate amount of indebtedness outstanding under the loan during 1994 was $100,000.

Compensation and Executive Personnel Committees' Report on Executive Compensation(1)

         The SCEcorp and Edison Compensation Committees, recently renamed the Compensation and Executive Personnel Committees ("Committees"), have responsibility for all executive compensation programs of the companies.
The Committees are composed of the same non-employee directors named at the end of this report.

- ------------
(1) Notwithstanding anything to the contrary contained in any document filed by SCEcorp or Edison with the Securities and Exchange Commission, or elsewhere, this report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 ( the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent SCEcorp or Edison specifically incorporate this report by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such acts.
<PAGE 17>

         The Committees met jointly to consider executive compensation matters for 1994. The SCEcorp Committee determines salaries and administers the annual incentive plan for SCEcorp Executive Officers. The Edison
Committee determines salaries and administers the annual incentive plan for Edison Executive Officers. The salaries and annual incentive awards of the Executive Officers of other SCEcorp subsidiaries ("Mission
Companies") are determined by their respective boards of directors.
However, the SCEcorp Committee reviews the salaries and annual incentive awards of the Executive Officers of the Mission Companies to ensure consistency with overall SCEcorp compensation policies. In addition, the SCEcorp Committee administers the SCEcorp Officer Long-Term Incentive Compensation Plan ("LTIP") pursuant to which various incentive awards, including stock options, may be made to Executive Officers of SCEcorp, Edison and the Mission Companies.

Compensation Policies

         The executive compensation programs of SCEcorp and Edison are designed by the Committees to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic objectives of the companies; and (3) align the interests of senior management with the long-term interests of the companies' shareholders. At present, the basic components of the companies' executive compensation program are base salaries, annual incentive compensation (bonuses), and long-term incentive compensation. The companies also provide broad-based employee benefit plans and certain other executive benefit plans.

         Section 162(m) of the Internal Revenue Code, which became effective in 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Certain exceptions are provided for non-discretionary, performance-related compensation. Compensation realized upon the exercise of non-qualified stock options granted before 1997 under the LTIP would generally not be included in determining whether the deductibility limits are exceeded.
Based on their understanding of Section 162(m) in the context of the compensation programs of SCEcorp and Edison, the Committees consider it unlikely that the compensation level of any executive officer would exceed the deductibility limits under Section 162(m).

         The Committees will continue to monitor the compensation programs of SCEcorp and Edison in light of the potential impact of Section 162(m), to the extent it is determinable. The Committees' general intent is to design and administer the SCEcorp and Edison compensation programs in a manner that will preserve the deductibility of compensation payments to Executive Officers. However, the Committees may authorize compensation which is not deductible in limited circumstances where it seems appropriate to do so in the overall best interests of the corporations, and consistent with the Committees' other compensation policies described above.

1994 Compensation Actions

         For the past several years, the Committees have based their compensation actions on data gathered through an independent survey of 11 large electric or electric and gas combination utilities. For its 1994 compensation review, the Committees reevaluated the group of 11 companies comprising this utility peer group with the help of an independent compensation consultant in an effort to identify companies more closely aligned with SCEcorp in terms of total assets, net sales, regulatory environment and business diversification. As a result of this review, four companies were dropped from the group and six companies were added, bringing the total number of companies surveyed as part of the utility peer group to 13. Although this group does not include all of the companies comprising the Dow Jones Electric Utilities Group Index depicted in the Stock Performance Graph, the 13 surveyed utility companies are all included in the index and they comprise the group of utilities the Committees believe are most comparable to SCEcorp and Edison based on the selection criteria discussed above.

         The Committees' strategy for 1994 compensation planning was established in December 1993 to target fixed compensation (salary and benefits) at the median level of the utility peer group while providing the potential to earn targeted total direct compensation at the 75th percentile through annual and long-term incentives directly linked to competitive performance. The Committees examined the executive benefits component of fixed compensation and chose to restructure the program by revising retirement benefit accrual formulas and eliminating certain supplemental disability and survivor benefits. Because the new program is less valuable to employees, Executive Officers choosing to participate were given a one-time
<PAGE 18>
increase in base salary. These benefit adjustments ranged from $6,000 for Vice Presidents to $24,000 for Mr. Bryson.

Base Salaries

         Base salary adjustments are considered by the Committees on an annual basis. The Committees examine both the competitiveness of the companies' salary structures and the salaries of individual Executive Officers. The compensation survey indicated that, in the aggregate, base salaries of the Executive Officers remained significantly below target levels.

         The factors considered by the Committees in December 1993 when Mr. Bryson's 1994 salary was set were the relationship of his compensation to the average compensation of other chief executive officers of the surveyed utility companies, and the Committees' judgment of Mr. Bryson's performance as CEO of SCEcorp and Edison, particularly with respect to his leadership in a challenging management transition at Mission Energy
Company and his management of the changing environment at Edison. No specific weight was assigned to these factors by the Committees. For
1994, Mr. Bryson's base salary, after the benefit adjustment discussed above, was increased by the Committees 6.41% to $664,000. After the increase, the base salary component of Mr. Bryson's compensation remained slightly below the average of the CEO's of the utility peer group. The Edison Committee also approved salary adjustments averaging 5.7% for other Edison Executive Officers. The Committees believed the salary increases approved for Mr. Bryson and the other Executive Officers were appropriate and consistent with their objective to set fixed compensation at the median level within the utility peer group.

Incentive Compensation Awards for 1994 Performance

         Annual incentive compensation is determined on the basis of overall corporate performance and the Committees' assessment of the individual Executive Officer's performance. Maximum potential incentive awards under Edison's plan for 1994 ranged from 25% of base salary for senior managers to 65% of base salary for Mr. Bryson. Target awards of approximately 85% of maximum potential are used for planning purposes consistent with the Committees' objective to target annual and long-term incentive compensation at the 75th percentile level of the utility peer group.
Awards are made under the plan at the discretion of the Committees and are not formula-based.

         A 1994 Edison Corporate Achievement Agenda with specific performance indicators was adopted by the Edison Committee at the beginning of the year:

o Customer Value: Increase large customer load by a specified amount and manage customer cost below specified kilowatt levels.

o Regulatory Results: Secure approval of the General Rate Case and Performance Based Regulation Initiative substantially as proposed.

o Team Performance: Achieve a specified level of employees' understanding of the Strategic Plan and their role in achieving Strategic Plan objectives.

o Shareholder Value: Earn within a specified range of authorized return and achieve a specified level of new/expanded revenue.

o Regional Leadership: Achieve a specified level of efficiency savings from Demand Side Management and ENVEST-SCE programs and successfully implement the RECLAIM program.

The Mission Companies also adopted Achievement Agendas with specific performance indicators related to their strategic objectives.

         When the Committees met in February 1995 to evaluate each company's performance and to determine annual incentive awards for 1994 performance, they determined that nearly all of the stated objectives for each of the areas of achievement had been attained by Edison and the Mission companies. Edison met or exceeded all of its established objectives except Regulatory Results, which have been subject to regulatory
<PAGE 19>
delays. Both Mission Energy Company and Mission First Financial substantially met their 1994 objectives and exceeded some.

         On the other hand, the Committees and the Executive Officers recognized that 1994 was not a good year for SCEcorp shareholders in terms of total shareholder return. The electric utility industry as a whole experienced a difficult year, due in large part to rising interest rates and deregulation uncertainties, and SCEcorp was no exception. Because of this, and notwithstanding that nearly all of Edison's performance objectives were met, Mr. Bryson recommended that the Committees make no 1994 annual incentive awards under the plan to him, or to the other Edison Executive Officers. After careful consideration, the Committees adopted Mr. Bryson's recommendation. This discretionary action was taken with the support of Edison officers who endorse the Committees' objective of aligning the interests of the Executive Officers with the interests of shareholders through annual and long-term incentives, even in difficult periods.

         The Committees have used special achievement awards from time-to-time to recognize particularly outstanding performance by an Executive Officer beyond the scope of the annual incentive plan objectives or as strategic incentives to retain the services of a key executive. Awards may be subject to vesting over time, and may be paid in cash or deferred depending on the circumstances. Awards are made in the judgment of the Committees and not pursuant to any specific plan, criteria or formula. Special achievement awards were approved by the Committees for one new Executive Officer for 1994 service and one other Executive Officer for equity purposes.

Long-Term Compensation Awards

         Long-term compensation is comprised of incentive opportunities under the LTIP. This plan is designed to align the long-term interests of senior management and the companies' shareholders and reward Executive Officers for delivering long-term value to the shareholders of the companies.

         For 1994, the SCEcorp Committee granted ten-year nonqualified SCEcorp Common Stock options ("SCEcorp Options") with dividend equivalents linked to SCEcorp or Mission First Financial performance, and/or Mission Energy Company "phantom stock option" performance units ("MEC Options"). Based on data obtained in the compensation survey described above, target long-term incentive compensation award values were developed for the various levels of Executive Officer. The values were converted to options using the Black-Scholes option pricing method. Options were awarded to Executive Officers at the discretion of the Committee. The number and value of options granted in prior years was not a factor in the current year award determination. SCEcorp Options covering a total of 303,900 shares, at an option price of $20.1875 per share were granted to Executive Officers in January 1994. SCEcorp Options covering a total of 4,000 shares were granted to an Executive Officer in February 1994 at an option price of $21.9375 per share. MEC Options covering a total of 735,400 shares were granted to Executive Officers in January 1994 at a base price of $5.51 per share. The target values established and the actual options granted to Mr. Bryson and the other Executive Officers were consistent with the Committees' strategy to provide the incentive opportunity to earn total direct compensation at the 75th percentile of the utility peer group.

         The SCEcorp Committee approved a January 1994 award to Mr. Bryson of 46,000 SCEcorp Options with dividend equivalents linked to SCEcorp performance, 6,200 SCEcorp Options with dividend equivalents linked to Mission First Financial performance and 99,400 MEC Options. This award reflects the Committee's commitment to link a significant portion of Mr. Bryson's compensation directly to the value provided to shareholders by SCEcorp stock and dividends and to the relative value provided to SCEcorp by its three major subsidiaries.

The Mission Companies

         The SCEcorp Committee also reviewed the salaries and annual incentive awards of the Executive Officers of the Mission Companies. Salary actions taken by their respective boards of directors were examined in light of the performance of the companies and survey data of competitive firms to maintain consistency with overall SCEcorp compensation policies.
Incentive Awards were based on company and individual performance in various areas of achievement including Financial Performance, Business Planning and Development, Financial Management/Cost Control, Asset/Human Resources Management, Net Income, Operating Cash Flow, Power Project Net
Present Values and other Department/Individual performance factors.    The
discretionary 1994 annual incentive awards for the Executive Officers of Mission Energy
<PAGE 20>

Company averaged 115% of target. At Mission First Financial, which did not utilize planning targets, the 1994 annual incentive awards for its Executive Officers averaged 100% of maximum potential.

                     Compensation and Executive Personnel Committees of the SCEcorp and Edison Boards of Directors




                     Charles D. Miller                    Luis G. Nogales
                         (Chairman)                       Joseph J. Pinola
                     Norman Barker, Jr.                   E. L. Shannon, Jr.
                     Camilla C. Frost                     Daniel M. Tellep



February 16, 1995

Compensation and Executive Personnel Committee Interlocks and Insider Participation

         The Compensation and Executive Personnel Committee members whose names appear on the Committees' Report above were members of the Committees during all of 1994 except for Mr. Nogales who joined the Committees on April 21, 1994. Under applicable SEC rules, there were no interlocks or insider participation on the Committees.
<PAGE 21>

Stock Performance Graph(1)(2)

         Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return for the last five fiscal years on the SCEcorp Common Stock (assuming an initial investment of $100 on December 31, 1989), based on the market price of the Common Stock and assuming dividend reinvestment, with the cumulative total return for the last five fiscal years of companies in the Standard and Poor's 500 Stock Index ("S&P 500") and the Dow Jones Electric Utilities Group Index ("Dow Utilities"). The Dow Utilities contains 48 utility companies that are electric or combination (electric and gas) companies. Both indices are published daily in The Wall Street Journal. SCEcorp is included in both the S&P 500 and the Dow Utilities.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG SCEcorp, THE S & P 500 INDEX
                     AND THE DOW JONES ELECTRIC UTILITIES INDEX


                                                                               Cumulative Total Return
                                                       ------------------------------------------------------------------
                                                       1989        1990        1991        1992        1993        1994
                                                       ----        ----        ----        ----        ----        ----
SCEcorp                                                100         103         136         136         131         104

S & P 500                                              100          97         126         136         150         152

D J Electric Utilities                                 100         102         132         141         158         138





* $100 invested on 12/31/89 In stock or index - including reinvestment of dividends. Fiscal year ending December 31.

- ------------
(1) Notwithstanding anything to the contrary contained in any document filed by SCEcorp or Edison with the SEC or elsewhere, this graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent SCEcorp or Edison specifically incorporates this graph by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

(2) The historical stock performance depicted on the graph is not necessarily indicative of future performance. The Companies will not make or endorse any predictions as to future stock performance or dividends.
<PAGE 22>

Certain Additional Affiliations and Transactions of Nominees and Executive Officers

        Mr. Olson is a Senior Partner of the law firm of Munger, Tolles and Olson, which provided legal services to SCEcorp and Edison in 1994.

        In 1994, WRG, a management consulting firm of which Mr. John Danner is a partner, was paid $742,467 by Edison and $947,513 by SCEcorp for consulting services provided in late 1993 and 1994. Mr. Danner is the brother of Bryant C. Danner, Senior Vice President and General Counsel of SCEcorp and Edison.

        SCEcorp and Edison believe that any transactions described above are comparable to those which would have been undertaken under similar circumstances with nonaffiliated entities or persons.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act requires SCEcorp's and Edison's respective Directors and Officers, and persons who own more than 10% of a registered class of SCEcorp's or Edison's respective equity securities, to file reports of ownership and changes in ownership of such equity securities with the SEC and the New York Stock Exchange, Inc. Directors, Officers and greater than 10% shareholders are required by SEC regulations to furnish SCEcorp or Edison, as the case may be, with copies of all
Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the respective companies, or written representations that no Forms 5 were required, SCEcorp and Edison, believe that from January 1, 1994 through December 31, 1994, their Directors, Officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that one report covering four transactions was filed late by L. W.
Yu and one report covering one transaction was filed late by T. R.
McDaniel, both Mission First Financial officers. Each transaction was in SCEcorp Common Stock.

Committees and Compensation of the Boards of Directors

        The Committees of each of the SCEcorp and Edison Boards are the Audit Committee, Compensation and Executive Personnel Committee, Executive Committee, Finance Committee and Nominating Committee. The major functions of each of these committees are described briefly below. The composition of each committee is the same for SCEcorp and Edison.

        Audit Committees. Each Audit Committee meets regularly with the management of SCEcorp or Edison, as applicable, the independent public accountants and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and reports thereon to the SCEcorp or Edison Board, as applicable. In addition, each Audit Committee recommends to the SCEcorp or Edison Board, the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of audit and other engagements and the related fees, the accounting principles being applied by SCEcorp or Edison in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal accounting controls.

        Compensation and Executive Personnel Committees. Each Compensation and Executive Personnel Committee periodically reviews the performance and compensation of the SCEcorp or Edison Executive Officers, as applicable, and approves appropriate adjustments which are reported to the SCEcorp or Edison Board. The Committees also participate in executive succession planning and management development. Additional information as to the Committees' duties are described in the "Compensation and Executive Personnel Committees' Report" above.

        Executive Committees. Each Executive Committee is empowered to exercise the authority of the SCEcorp or Edison Board, as applicable, in the management of the business and the affairs of SCEcorp or Edison, between meetings of the SCEcorp or Edison Board, except to the extent limited by the California General Corporation Law.

        Finance Committees. Each Finance Committee regularly reviews the financial structure of their respective company. In addition, the SCEcorp Finance Committee reviews the financial planning process and investment outlook for SCEcorp and its nonutility subsidiaries, and approves certain committed investments. The Edison Finance Committee reviews the five year capital expenditure outlook, financing plans, total revenue requirements and earnings trends of Edison as well as approving certain capital projects.
<PAGE 23>

        Nominating Committees. Each Nominating Committee periodically consults with the management of SCEcorp or Edison, as applicable, reviews suggestions of candidates for Director made by shareholders and makes recommendations regarding the composition of the SCEcorp or Edison Board and selection of individual candidates for election as Directors. Suggestions by shareholders for candidates should be submitted in writing, accompanied by biographical material for evaluation and sent to the office of the Secretary, SCEcorp and/or Edison, P.O. Box 800, Rosemead, California 91770.

        Compensation of Directors. During 1994, each Director who was not an Executive Officer of SCEcorp or Edison received $20,000 plus $1,200 for each meeting attended. Each Director who was not an Executive Officer and was a member of an Executive Committee received $2,000 in 1994 plus $1,000 for each meeting of that Committee attended. Each Director who was not an Executive Officer and was a member of an Audit Committee, Finance Committee, Compensation and Executive Personnel Committee or Nominating Committee received $1,000 for each meeting of those Committees attended.
Each Director who was not an Executive Officer and was a Chairman of any of the Committees received $3,000 in 1994.

        Since each Director serves on both SCEcorp and Edison Boards and the same committees of each Board, the yearly retainers and meeting fees described above represent aggregate amounts for such service on both the SCEcorp and Edison Boards, except that separate meeting fees are paid for each meeting of one of the SCEcorp or Edison Boards, or one of the committees, that is not held in conjunction with a meeting of the corresponding Board or committee. It is the usual practice of SCEcorp and Edison that meetings of the SCEcorp and Edison Boards, and of corresponding committees, are held in conjunction with each other and a single meeting fee is paid to each Director for each set of meetings.

        Pursuant to the SCEcorp Director Incentive Compensation Plan, which was approved by the SCEcorp shareholders in 1992, each Director of SCEcorp and Edison is automatically granted 200 shares of SCEcorp Common Stock upon election or reelection to their respective Boards. Directors serving on both Boards receive only one award per year.

        SCEcorp and Edison maintain identical retirement plans for Directors. Under the terms of the plans, retiring or resigning Directors in good standing with at least five years of service on the SCEcorp or Edison
Board are entitled to receive an annual retirement benefit in the amount of the yearly retainer plus an amount equal to the meeting fee times the number of regularly scheduled Board meetings, as in effect on the date of termination of service. Payments commence at age 65, or if later, upon retirement from the SCEcorp or Edison Board. These amounts will be paid quarterly to the retired or resigned Director (or, upon death, to his or her spouse) for an interval equal to the term of service on the SCEcorp or Edison Board. Certain periods of uninterrupted government service are taken into account for benefit purposes. Such service must have (i) been completed before 1982, (ii) required a break in service from the Board, and (iii) been followed by reelection to the Board. Simultaneous service on both Boards does not duplicate benefits earned under the plans.

        Under the terms of the Edison 1985 Deferred Compensation Plan for Edison Directors who were on the Board and enrolled in the Plan in September 1985, Directors were eligible to defer up to $94,350 of their compensation from October 1, 1985 through December 31, 1989. These amounts are deferred until the participant ceases to be a Director, dies or attains a predetermined age of at least 65, but no greater than 72.
The account may be paid in installments of 10 or 15 equal annual installments or 120 or 180 equal monthly installments. If a participant dies before payments have begun, his or her beneficiary will receive the account payments over the term elected by the participant. In addition, the beneficiary will receive annual payments equal to 75% of the participant's total deferred commitment for ten years. If a participant dies after payments have begun, the remainder of his or her account will
continue to be paid to the beneficiary.   Following the completion of
these payments, if the beneficiary is the surviving spouse, the person will be entitled to a five-year certain life annuity equal to 50% of the payments the participant had been receiving. If the beneficiary is someone other than a spouse, such payments will be made for five years only. Preferential interest (interest considered under SEC rules to be at above-market rates) in the amount of $14,781 was credited to the 1985 Deferred Compensation Plan accounts of Messrs. Barker, Gerken, Huntsinger, Rosser, Segerstrom, Zapanta and Ms. Hanley, respectively, in 1994. All amounts payable under this plan are treated as unsecured obligations of Edison.

        Under the Deferred Compensation Plans for Edison Directors from 1987 to 1989, Directors were eligible to defer up to 100% of their annual retainer and 12 monthly meeting fees. Since 1990, Directors are eligible to defer up to 100% of their Board compensation, including any retainers, and any meeting fees. These amounts are deferred until a specified year, retirement, death or discontinuance of service as a Director.
<PAGE 24>

Compensation deferred until a specified year may be paid as a single lump sum or in 12 monthly payments. Compensation deferred until retirement or death may be paid as a single lump sum or in monthly installments for 60 months or 120 months. Compensation deferred until discontinuance of service as a Director may be paid as a single lump sum or in three annual installments. No preferential interest (interest considered under the SEC rules to be at above-market rates) was credited in 1994. All amounts payable under these plans are treated as unsecured obligations of Edison.

        In 1990, following his retirement as Chairman of the Board, President and Chief Executive Officer, Mr. Allen entered into a consulting agreement with SCEcorp and Edison. In 1994, Mr. Allen received $250,000 as compensation for his services under the consulting agreement and will continue to be compensated at an annual rate of $250,000 through December
31, 1995. During 1994, Mr. Allen's services included providing advice and counsel on financial and governmental relations matters.

Meetings and Attendance

        During 1994, the SCEcorp and Edison Audit Committees met three times each, the Finance Committees met four times each, the Compensation and Executive Personnel Committees met five times each, the Nominating Committees met once and the Executive Committees did not meet. The
SCEcorp Board met 11 times, while the Edison Board met 12 times during 1994.

        During 1994, all Directors attended 75% or more of the aggregate total meetings of the SCEcorp and Edison Boards and Committees on which they served, with the exception of Mr. Nogales and Mrs. Frost. Mr. Nogales and Mrs. Frost attended 83% and 74%, respectively, of the aggregate total meetings of the SCEcorp and Edison Boards held during 1994.


                            SCEcorp SHAREHOLDERS ONLY
                  ITEM NO. 2 -- SHAREHOLDER PROPOSAL REGARDING
                          DISCRETIONARY VOTING OF PROXIES

        The following proposal has been submitted by a shareholder for action at the SCEcorp annual meeting. To be approved, this proposal must receive affirmative votes from a majority of the shares represented and voted at the annual meeting, including only votes actually cast and excluding abstentions and broker non-votes. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless shareholders specify otherwise in their proxies.

        The name, address and the number of shares held by the proponent will be furnished, either orally or in writing as requested, promptly upon receipt of any oral or written request to SCEcorp. Written requests should be addressed to the Secretary of SCEcorp, P.O. Box 999, Rosemead, California 91770; oral requests should be directed to (818) 302-1391.

Shareholder Proposal

        The text of the shareholder proposal is as follows:

                "This proposal involves the democratic voting rights of SCEcorp common stock shareholders. Only 62.3% of the Proxy cards were returned with voting instructions last year.

                "I recommend SCEcorp Board of Directors along with brokers, etc., that have Trustee discretionary voting rights, amend existing agreements regarding Trustee discretionary voting. Millions of shares are voted every year by Trustees without written voting instructions given by the record or beneficial owner.

                "When we vote for president of the United States, we receive a sample ballot. We go to the polls and vote or get an absentee ballot, fill it out and send it back before it can be counted. Why should it be any different with our proxy voting.

                "Shares held by investors who choose to have stock certificates issued directly to them (referred to as "record" shares) or shareholders that have brokers, etc., open an account for them are called "beneficial owners" should be the only people voting these shares for nominees, proposals, or
<PAGE 25>
         matters at the shareholders meeting. Now shareholders with individual accounts that only sign, date, and return the Proxy card without voting give the Trustee discretionary voting rights. Worse than that, shares may be voted without Proxy cards ever been returned to the Trustee (broker, etc.) by the beneficial owner.

                "There should be safeguards in place to protect shareholders' voting rights. There are no assurances that the shareholder ever received their Proxy card. For example, SCEcorp had two employee stock plans, Stock Savings Plus Plan (SSPP) and Employee Stock Ownership Plan (ESOP). SSPP Trustee has discretionary voting rights; ESOP did not. ESOP has been transferred into SSPP. Last year in the SSPP over 38,000,000 shares were not voted by the beneficial owners. Were they vote? First Interstate Bank of California was Trustee of both plans.

                "Ladies and Gentlemen, it is hard to understand why any Trustee could or would assume anyones' identity and assume they know someones' voting wishes without written instructions given by the record or beneficial owner. If the Proxy card is not voted, signed, dated, and returned to the Trustee, it should not be voted-- shareholders still can cast their vote in person at the Shareholders' Meeting.

                "To have the record or Beneficial Owners vote count, the following should occur:

                "The shareholder must receive proxy information and proxy voting card.

                "The shareholder must do one of 3 things, vote for nominees listed, specific nominees or withhold all votes.

                "Proposals must be marked in one of the appropriate boxes for, against, or abstain.

                "Proxy holders' authority to vote on such matters as may properly come before the meeting should be a voted issue for, against, or abstain.

                "The shareholder must vote, sign, date, and return the proxy card to have shares counted.

                "Only issues on the ballot voted this way shall be counted. Trustees are not allowed to vote on any unvoted issue at their discretion.

                "Proxy votes not sent back by the record or Beneficial Owner should only be counted to satisfy the 50% + 1 quorum requirement."

Statement of SCEcorp Board in Opposition to Shareholder Proposal

         SCEcorp shareholders currently may vote their shares by (i) marking a box for each item to be voted upon and signing the proxy card, or (ii) simply signing the proxy card. This proposal would take away your right to have your vote counted when you return a signed, but unmarked proxy card.

         The proxy card explicitly states in boldface type how signed, but otherwise unmarked, cards will be voted: "The shares will be voted as indicated on this card. Where no indication is shown, the shares represented by this proxy will be voted FOR item 1 and AGAINST item 2." Your Board of Directors believes that shareholders who exercise their right to vote by simply signing and returning the proxy card have made a valid election and their shares should be counted. We also believe that providing this method of voting results in a better shareholder response than if shareholders were required to complete a number of items on the proxy card.

         The proposal also would take away the right of trustees and brokers, at their discretion, to vote shares that they hold for beneficial owners.
The discretion of trustees and brokers to cast votes on behalf of beneficial owners is subject to a number of controls, including specific voting instructions from the beneficial owners, other agreements between the trustee or broker and the beneficial owners, federal and state laws such as the Employee Retirement Income Security Act, Department of Labor guidelines, federal securities laws and regulations, and stock exchange rules. A trustee or broker is not required by any of these sources to vote in the same manner as management. On the contrary, the trustee or broker must vote any unreturned proxies in the best interest of the beneficial owners.
<PAGE 26>

This proposal takes away rights and powers that make it easier for shareholders to vote and to participate in shareholder meetings. It also infringes on the duty and ability of trustees and other fiduciaries to vote shares in the best interest of the shareholders.

         For these reasons, your Board of Directors recommends a vote "AGAINST" this proposal.

Stock Ownership of Certain Shareholders

         The following table presents certain information regarding shareholders who are known to SCEcorp or Edison to be beneficial owners of more than 5% of any class of SCEcorp's or Edison's voting securities as of December 31, 1994:

                                                                                  Amount and
                                                                                   Nature of
                                                                                  Beneficial            Percent
Class of Stock                      Name and Address of Shareholder              Ownership(1)          of Class
- --------------                      -------------------------------              ------------          ---------

Edison Common Stock                 SCEcorp                                      434,888,104(2)          100%
                                    2244 Walnut Grove Avenue
                                    Rosemead, California 91770

SCEcorp Common Stock                First Interstate Bancorp                      54,568,885(3)          12.1%
                                    633 W. Fifth Street
                                    Los Angeles, California 90017

- ------------
(1)      Unless otherwise indicated, shares are held in shareholder's name.

(2) In the formation of a holding company, SCEcorp became the holder of all issued and outstanding shares of Edison Common Stock on July 1, 1988.

(3) Shares are generally held in trust by certain of First Interstate Bancorp's subsidiary banks in their fiduciary capacities. One such subsidiary, First Interstate Bank of California, acts as Trustee for Edison employees participating in the SSPP. SSPP Plan shares are voted in accordance with instructions given by employees, whether vested or not. SSPP shares for which instructions are not received may be voted by the Trustee in its discretion.


                      INDEPENDENT PUBLIC ACCOUNTANTS

    The SCEcorp and Edison Boards have appointed Arthur Andersen LLP as independent public accountants to conduct the annual examination of the financial statements of SCEcorp and Edison for the year ending December 31, 1995. Arthur Andersen LLP is an international public accounting firm which provides leadership in public utility accounting matters.

    Representatives of Arthur Andersen LLP are expected to be present at the respective annual meetings of SCEcorp and Edison. At the annual meeting they will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.


               SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETINGS

    Under the SCEcorp and Edison Bylaws, shareholders intending to bring any business before an Annual Meeting of Shareholders of either SCEcorp or Edison, including nominations of persons for election as directors, must give written notice to the Secretary of SCEcorp or Edison, as the case may be, of the business to be presented. The notice must be received at the SCEcorp or Edison offices within the periods and must be accompanied by the information and documents specified in their respective bylaws.
A copy of the bylaws may be obtained by writing to the Secretary of SCEcorp or Edison.

    Assuming that the 1996 Annual Meetings of Shareholders are held on April 18, 1996, as currently specified by the bylaws, the period for the receipt by either company of written notice of business to be brought by shareholders before the 1996 Annual Meetings of Shareholders will commence on December 20, 1995 and end on February 16, 1996.
<PAGE 27>

     Shareholder proposals intended to be included in SCEcorp's or Edison's respective proxy statement and forms of proxy relating to their 1996 annual meetings must be received by SCEcorp or Edison, as the case may be, no later than November 6, 1995, under the SEC's shareholder proposal rule.

Availability of Form 10-K

    The SCEcorp and Edison Annual Reports on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, for the fiscal year ended December 31, 1994, will be furnished without charge to their shareholders upon written request. This report is expected to be available for distribution after March 31, 1995. A copy may be requested by writing to Treasurer's Department, Attention: Long-Term Finance, SCEcorp, 2244 Walnut Grove Avenue, P.O. Box 999, Rosemead, California 91770, or Treasurer's Department, Long-Term Finance, Southern California Edison Company, 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, California 91770, as the case may be.


                            OTHER MATTERS

    If any matters not referred to in the proxy properly come before the meeting, including shareholder proposals which have been excluded pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), the persons named in the proxy will vote the shares represented thereby in accordance with their judgment. Discretionary authority to do so is included in the proxy.

    The SCEcorp and Edison Boards of Directors were not aware at a reasonable time before solicitation of proxies began of any other matters that would be presented for action at the meeting.

Dated March 6, 1995.
                                For the Boards of Directors,


                                KENNETH S. STEWART, Secretary
                                SCEcorp and
                                Southern California Edison Company
<PAGE 28>

Southern California Edison Company
P.O. Box 350
Rosemead, CA 91770

March 6, 1995

(NAME/ADDRESS OF SHAREHOLDER)

Dear Shareholder:


I would like to invite you to the 1995 Annual Meetings of Shareholders to be held at 10 a.m. on April 20, 1995, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of
Industry, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Companies. The meeting room will be open for admission at 9 a.m., and I suggest you arrive early. Although we have overflow space, seating is limited in the meeting room and will be filled on a first-come basis. An interpreter will be available for hearing-impaired shareholders. Complimentary coffee, tea, juice, and pastries will be served prior to the meeting. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER. A shareholder that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the meeting.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareholder of SCEcorp and/or Southern California Edison. PLEASE VOTE ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

As requested, we have not enclosed an Annual Report with this package. We are required to send you a proxy card and proxy statement for each of your accounts; therefore, an Annual Report will be enclosed in whichever account you designated as your primary account.

We look forward to seeing you at the meeting, and on behalf of the management and directors of SCEcorp and Southern California Edison, I want to thank you for your continued support and confidence in 1995.

Sincerely,

Kenneth S. Stewart
Kenneth S. Stewart
Corporate Secretary

        Admission Ticket on Reverse
- -----------------------------------------------------------------------
The Board of Directors recommends a vote FOR the item regarding:

(1)  ELECTION OF DIRECTORS:
      FOR  ___                               WITHHOLD  ___                     (INSTRUCTIONS: To withhold authority to vote for
      all nominees listed on                 Authority to vote                 any individual nominee, write that nominee's
      the reverse side (except               for all nominees                  name in the space provided below.)
      as marked to the contrary              on the reverse
      to the right)                          side                              ____________________________________________

If you plan to attend the Annual Meeting please mark this box  ____


_______________________       PLEASE MARK ALL CHOICES LIKE THIS   X
    ACCOUNT NUMBER                                               ---

SIGNATURE _________________ DATE_______

SIGNATURE _________________ DATE_______

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE INDICATE FULL TITLE.
<PAGE 1>

                                        GRAPHIC CONTAINING LOCATION TO
                                            MEETING FACILITY

       ADMISSION TICKET
            SCEcorp
  Southern California Edison Company
   ANNUAL MEETINGS OF SHAREHOLDERS
       APRIL 20, 1995, AT 10 AM

THE INDUSTRY HILLS SHERATON RESORT AND CONFERENCE CENTER
ONE INDUSTRY HILLS PARKWAY
CITY OF INDUSTRY, CALIFORNIA

                        DETACH PROXY CARD HERE

Southern California Edison Company
P.O. Box 350
Rosemead, CA 91770

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 20, 1995, at 10:00 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

     The proxies will be voted as indicated on the other side. WHERE NO INDICATION IS SHOWN, THE SHARES WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                              NOMINEES FOR DIRECTORS
                              ----------------------
                                    H. P. ALLEN
                                    J. E. BRYSON
                                    W. H. CHEN
                                    C. C. FROST
                                    J. C. HANLEY
                                    C. F. HUNTSINGER
                                    C. D. MILLER
                                    L. G. NOGALES
                                    R. L. OLSON
                                    J. J. PINOLA
                                    J. M. ROSSER
                                    E. L. SHANNON, JR.
                                    R. H. SMITH
                                    T. C. SUTTON
                                    D. M. TELLEP
                                    J. D. WATKINS
                                    E. ZAPANTA

                                                          (over)
<PAGE 2>

Southern California Edison
P.O. Box 350
2244 Walnut Grove Avenue
Rosemead, CA 91770

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 20, 1995, at 10 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

   The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                                                    NOMINEES FOR DIRECTORS
                                                    ----------------------
                                                          H. P. ALLEN
                                                          J. E. BRYSON
                                                          W. H. CHEN
                                                          C. C. FROST
                                                          J. C. HANLEY
                                                          C. F. HUNTSINGER
                                                          C. D. MILLER
                                                          L. G. NOGALES
                                                          R. L. OLSON
                                                          J. J. PINOLA
                                                          J. M. ROSSER
                                                          E. L. SHANNON, JR.
                                                          R. H. SMITH
                                                          T. C. SUTTON
                                                          D. M. TELLEP
                                                          J. D. WATKINS
                                                          E. ZAPANTA

                                                 (OVER)
<PAGE 3>

THE DIRECTORS    1.  ELECTION OF DIRECTORS        ___ FOR THE NOMINEES       ___ WITHHOLD
RECOMMEND A          (see list on other               LISTED (EXCEPT AS          VOTE ON ALL
VOTE OF "FOR"        side)...................         WRITTEN TO THE             NOMINEES
                                                      CONTRARY AT LEFT)          LISTED

                LIMITED TO:

                 _________                      SHARES Cumulative Preferred
                                                Stock, 4.08%, 4.24%, 4.32%,
                                                4.78%, 5.80%, and 7.36% Series

                 _________                      SHARES $100 Cumulative
                                                Preferred Stock, 6.05%, 6.45%
                                                7.23%, and 7.58% Series


SIGNATURE ___________________  _____   IMPORTANT: PLEASE SIGN EXACTLY AS NAME
                               DATED   APPEARS ON THIS PROXY. WHEN SIGNING AS
                                       ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN,
_____________________________          CORPORATE OFFICER, ETC., PLEASE INDICATE
TITLE                                  FULL TITLE.
<PAGE 4>

Southern California Edison Company
P.O. Box 350
Rosemead, CA 91770

March 6, 1995

(NAME/ADDRESS OF SHAREHOLDER)

Dear Shareholder:

I would like to invite you to the 1995 Annual Meetings of Shareholders to be held at 10 a.m. on April 20, 1995, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of
Industry, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Companies. The meeting room will be open for admission at 9 a.m., and I suggest you arrive early. Although we have overflow space, seating is limited in the meeting room and will be filled on a first-come basis. An interpreter will be available for hearing-impaired shareholders. Complimentary coffee, tea, juice, and pastries will be served prior to the meeting. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER. A shareholder that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the meeting.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareholder of SCEcorp and/or Southern California Edison. PLEASE VOTE ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

We look forward to seeing you at the meeting, and on behalf of the management and directors of SCEcorp and Southern California Edison, I want to thank you for your continued support and confidence in 1995.

Sincerely,

Kenneth S. Stewart
Kenneth S. Stewart
Corporate Secretary

         Admission Ticket on Reverse
- -----------------------------------------------------------------------
The Board of Directors Recommends a vote FOR the item regarding:

(1)  ELECTION OF DIRECTORS
     FOR ___                        WITHHOLD ___         (INSTRUCTIONS: To withhold authority to vote for any
     all nominees listed            Authority to vote    individual nominee, write that nominee's name in the
     on the reverse side            for all nominees     space provided below.)
     (except as marked to           on the reverse
     the contrary to the            side                 ____________________________________________
     right)

If you plan to attend the Annual Meeting please mark this box  ___


                             PLEASE MARK ALL
                             CHOICES LIKE THIS  X
________________________                       ---
    ACCOUNT NUMBER

SIGNATURE _________________ DATE_______
SIGNATURE _________________ DATE_______

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE INDICATE FULL TITLE.
<PAGE 5>

                                             GRAPHIC CONTAINING LOCATION TO
                                                           MEETING FACILITY

              ADMISSION TICKET
                    SCEcorp
      Southern California Edison Company
       ANNUAL MEETINGS OF SHAREHOLDERS
          APRIL 20, 1995, AT 10 AM

THE INDUSTRY HILLS SHERATON RESORT AND CONFERENCE CENTER
                ONE INDUSTRY HILLS PARKWAY
               CITY OF INDUSTRY, CALIFORNIA

                                        Detach Proxy Card Here

Southern California Edison Company
P.O. Box 350
Rosemead, CA 91770

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 20, 1995, at 10:00 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

     The proxies will be voted as indicated on the other side. WHERE NO INDICATION IS SHOWN, THE SHARES WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                                                    NOMINEES FOR DIRECTORS
                                                    ----------------------
                                                          H. P. ALLEN
                                                          J. E. BRYSON
                                                          W. H. CHEN
                                                          C. C. FROST
                                                          J. C. HANLEY
                                                          C. F. HUNTSINGER
                                                          C. D. MILLER
                                                          L. G. NOGALES
                                                          R. L. OLSON
                                                          J. J. PINOLA
                                                          J. M. ROSSER
                                                          E. L. SHANNON, JR.
                                                          R. H. SMITH
                                                          T. C. SUTTON
                                                          D. M. TELLEP
                                                          J. D. WATKINS
                                                          E. ZAPANTA
                                                          (over)

<PAGE 6>